                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         STONE & WEBSTER, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         STONE & WEBSTER, INCORPORATED
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        STONE & WEBSTER, INCORPORATED

                             250 West 34th Street

                           New York, New York 10119

                                                                  March 23, 1995

Dear STOCKHOLDER:

     We cordially invite our Stockholders to attend the 1995 Annual Meeting of Stockholders of Stone & Webster, Incorporated which will be held at the King/Sullivan Room, Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Thursday, May 11, 1995, at 2:00 P.M. We would ask Stockholders who plan to attend the Annual Meeting to mark the appropriate box on the enclosed proxy card.

     As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of Directors, FOR the ratification of the selection of independent accountants, FOR the proposed 1995 Stock Option Plan, FOR the proposed 1995 Stock Plan for Non-Employee Directors, and AGAINST the proposal of a stockholder.

     After more than 45 years of distinguished service with the Stone & Webster organization, William F. Allen, Jr. is not standing for re-election. We gratefully acknowledge his many contributions to the Corporation over the years. We also recognize with great thanks the four decades of service of William M. Egan, who is retiring on April 1, 1995 as Executive Vice President and a Director. We also note with singular respect and appreciation that J. Peter Grace, who has chosen not to stand for re-election, has completed nearly 50 years of service as a Director of the Corporation.

     It is important that your shares be represented at the meeting whether or not you are personally present. Accordingly, we ask that you sign, date and mail the enclosed proxy promptly.

     As in past years, members of management will review the performance and prospects of the Corporation, and will be available to answer questions during and after the meeting.

                                                        Sincerely,

                                                      BRUCE C. COLES
                                                      President and
                                                 Chief Executive Officer

                         STONE & WEBSTER, INCORPORATED

                            ------------------------

                               NOTICE OF MEETING
                            ------------------------

                                           250 West 34th Street, New York, New
                                                       York 10119
                                                     March 23, 1995

To the Stockholders of
STONE & WEBSTER, INCORPORATED:

     Notice is hereby given that the 1995 Annual Meeting of Stockholders of Stone & Webster, Incorporated (the Corporation) will be held at the King/Sullivan Room, Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Thursday, May 11, 1995, at 2:00 P.M., Wilmington time, for the purpose of considering and acting upon the following:

1. The election of three Directors for a term of three years and until their successors are duly elected and qualified.

2. The ratification of the selection by the Corporation's Board of Directors of the firm of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1995.

3. The approval of the 1995 Stock Option Plan of Stone & Webster, Incorporated covering certain of the Directors, officers and employees of the Corporation and its subsidiaries.

4. The approval of the 1995 Stock Plan for Non-Employee Directors of Stone & Webster, Incorporated.

5. A proposal submitted by a stockholder as described in the Proxy Statement beginning on page 26.

6. Any and all other business that may properly come before the meeting.

     Only Stockholders of record at the close of business on March 13, 1995 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     IF YOU ARE UNABLE TO BE PERSONALLY PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY.

                                           By order of the Board of Directors,
                                                     PETER F. DURNING
                                                        Secretary

                         STONE & WEBSTER, INCORPORATED
                              250 West 34th Street
                            New York, New York 10119

                                PROXY STATEMENT

     The following information is furnished to each stockholder (the Stockholder) of Stone & Webster, Incorporated (the Corporation) in connection with the foregoing notice of the 1995 Annual Meeting of the Stockholders of the Corporation (the Annual Meeting) to be held on Thursday, May 11, 1995, and the enclosed proxy for use at the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the form of the proxy are being mailed to Stockholders commencing on or about March 23, 1995.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Corporation. A proxy executed on the enclosed form may be revoked by the Stockholder at any time before the shares are voted by filing with the Secretary of the Corporation an instrument revoking such proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and electing to vote in person. If a Stockholder is a participant in the Corporation's Dividend Reinvestment Plan, the proxy represents the shares in the Stockholder's plan account in addition to the shares registered in the Stockholder's name. If the Stockholder is a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the proxy will constitute voting instructions to the trustee under those plans directing how the shares in the participant's accounts in the plans are to be voted. The shares of the Corporation's Common Stock represented by all proxies which are received by the Corporation, or voting instructions received by the trustee under the plans, will be voted as specified. If no specification is made, the shares represented thereby will be voted:

        (1) FOR the election of the Board's nominees as Directors;

        (2) FOR the ratification of the selection of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1995;

        (3) FOR the proposal to approve the 1995 Stock Option Plan of Stone & Webster, Incorporated covering certain of the Directors, officers and employees of the Corporation and its subsidiaries;

        (4) FOR the proposal to approve the 1995 Stock Plan for Non-Employee Directors of Stone & Webster, Incorporated; and

        (5) AGAINST the proposal submitted by a stockholder as discussed below.

     The Board of Directors has adopted a policy of confidentiality regarding the voting of shares by Stockholders. Under this policy, all Stockholder votes by proxy or ballot will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the Stockholder consents to or requests disclosure, or in the case of a contested election or other matter, where the contesting proponent does not agree in writing to comply with the same policy. Voting instructions given to the trustee by a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries will be mailed directly to the trustee (or its representative) and will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the participant consents to or requests disclosure.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by proxies that specify abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, abstentions will be treated as negative votes for purposes of determining the outcome of any matter submitted to Stockholders which requires the approval of a majority of votes entitled to be cast on such matters.

     The inspectors of election will treat shares represented by proxies for shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and which the broker or nominee does not have discretionary power to vote on a particular matter (sometimes referred to as "broker non-votes") as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The expenses in connection with the solicitation of proxies, including the cost of preparing, assembling and mailing proxy material, and also the payment or reimbursement of charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding the Corporation's proxy material to beneficial owners, will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone, facsimile or telegraph. The Corporation has also retained D. F. King & Co., Inc. to assist in the solicitation of proxies by the methods above referred to at an estimated cost of $10,000 plus out-of-pocket expenses.

     The Corporation had outstanding, as of March 13, 1995, 14,500,227 shares of Common Stock (excluding 3,231,261 shares held in the treasury), each share of which is entitled to one vote. Only Stockholders of record at the close of business on March 13, 1995 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     As of March 13, 1995, the institutional trustees under the following employee benefit plans held of record more than 5% of the outstanding Common Stock of the Corporation:

        The Employee Investment Plan of Stone & Webster, Incorporated and Participating Subsidiaries (the Employee Investment Plan) -- 1,889,867 shares (approximately 13.0%)

                                      and

        The Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries (ESOP) -- 3,112,555 shares (approximately 21.5%).

     The Committee under the Employee Investment Plan (the Plan Committee) may be considered a beneficial owner of the shares held under the Employee Investment Plan by reason of the definition of beneficial ownership contained in Rule 13d-3 of the Securities and Exchange Commission (the Commission) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange
Act). The Employee Investment Plan provides that shares allocated to the investment accounts of participants will be voted as the participants direct, and shares not voted by participants will be voted in accordance with the direction of the Plan Committee. To the extent that the Plan Committee shares voting power as aforesaid, the Plan Committee may be considered a beneficial owner under the Commission definition. The Plan Committee is presently composed of Kenneth G. Ryder, Chairman, William F. Allen, Jr., Bruce C. Coles, Donna R. Fitzpatrick, Kent F. Hansen, and John A. Hooper, all of whom are Directors of the Corporation. Pursuant to the ESOP, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares not voted by the participants and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Shares held under the ESOP may not be transferred by the trustee of that plan, other than to meet distribution requirements of the ESOP or in connection with a statutory reclassification of the Corporation's Common Stock or a statutory merger, consolidation or sale of assets or in certain limited circumstances, upon the direction of the participants.

     As of March 13, 1995, the Payroll-based Employee Stock Ownership Plan (PAYSOP) trust (which was merged into the ESOP trust effective as of January 1, 1995) held 68,097 shares (approximately 0.5%) of Common Stock. Shares allocated to the accounts of participants from the PAYSOP are voted as the participants direct, and allocated shares not voted by participants will not be voted.

     In addition to the foregoing, the following table sets forth information concerning a beneficial owner of more than 5% of the outstanding Common Stock of the Corporation:

                                                                          PERCENTAGE OF
                                                           NUMBER OF       OUTSTANDING
        NAME AND ADDRESS                                    SHARES        COMMON STOCK
        -------------------------------------------------  ---------      -------------
        Frank J. A. Cilluffo(1)..........................  1,531,400          10.56%
        Cilluffo Associates, L.P.
        717 Fifth Avenue, 23rd Floor
        New York, New York 10022

- ---------------

(1) Frank J. A. Cilluffo, a Director of the Corporation, reporting for himself and Cilluffo Associates, L.P., Zenith Associates, L.P., Frank and Irja Cilluffo Foundation, and Edward C. Meyer, has furnished information to the Corporation which disclosed that as of March 13, 1995, such individuals and entities beneficially owned, taken together, 1,531,400 shares. Mr. Cilluffo disclaims beneficial ownership of the shares held by Cilluffo Associates, L.P. and by Zenith Associates, L.P. except to the extent of his pecuniary interest in the securities. He also disclaims beneficial ownership of 10,000 shares held by the Frank and Irja Cilluffo Foundation.

     To the knowledge of the Corporation, as of March 13, 1995 no other person beneficially owned more than 5% of the outstanding Common Stock of the Corporation.

                            I. ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

     In accordance with the Corporation's By-Laws, the Board of Directors will consist of ten members and is divided into three classes. The three Directors to be elected at this Annual Meeting will be elected to serve until the 1998 Annual Meeting of the Stockholders, and until their successors are duly elected and qualified. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director. The Board recommends that Stockholders vote FOR each of the nominees listed below. It is intended that proxies and voting instructions which are executed without specification (other than broker non-votes) will be voted for the election of the nominees listed below, all of whom are now Directors of the Corporation:

         FRANK J. A. CILLUFFO, J. ANGUS McKEE AND MEREDITH R. SPANGLER

     William F. Allen, Jr., who is currently Chairman of the Board, and J. Peter Grace will not stand for re-election to the Board when their current terms expire in May, 1995. William M. Egan, a Director and Executive Vice President of the Corporation, has announced that he intends to resign from the Board of Directors in connection with his retirement on April 1, 1995; his term of office as a Director would have expired in May, 1997.

     On February 15, 1995, the Board of Directors of the Corporation approved a plan to elect Bruce C. Coles to the additional position of Chairman of the Board of the Corporation after the 1995 Annual Meeting.

     Certain information, as reported to the Corporation, respecting such persons and other persons whose term of office as Director will continue after the Annual Meeting, and information relating to the beneficial ownership of Common Stock of the Corporation of other Named Executives (as hereinafter defined) who are not Directors of the Corporation, is set forth below:

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                                  OF THE
                                                                                CORPORATION
                                                                               BENEFICIALLY
                                    BUSINESS EXPERIENCE                          OWNED ON
 DIRECTORS AND NOMINEES          FOR THE PAST FIVE YEARS,            DIRECTOR    MARCH 13,
 AND EXECUTIVE OFFICERS          AGE AND OTHER INFORMATION           SINCE        1995(A)
- ------------------------- ---------------------------------------    -----     -------------
NOMINEES FOR TERMS EXPIRING IN 1998
Frank J. A. Cilluffo..... Managing Partner, Cilluffo Associates,      1994       1,521,400(B)
                          L.P. (Private investment partnership)
                            (51).
J. Angus McKee........... Chairman and Chief Executive Officer,       1984             400
                            Gulfstream Resources Canada Limited
                            (Oil and gas) (59).
Meredith R. Spangler..... Trustee; Chairman of C. D. Spangler         1991             100
                            Foundation (57).
                          Also Director of NationsBank
                            Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 1997
Bruce C. Coles........... President of the Corporation (50).          1990          36,255(C)

William M. Egan.......... Executive Vice President of the             1991          53,635(C)(D)
                            Corporation (66).
Donna R. Fitzpatrick..... President and Chief Executive Officer,      1994             100
                            Radiance Services Company
                            (Microelectronics cleaning
                            technology); during 1985-90, Under
                            Secretary and Assistant Secretary,
                            U.S. Department of Energy (46).
Kent F. Hansen........... Professor of Nuclear Engineering,           1988             200
                            Massachusetts Institute of Technology
                            (Education) (63).
                            Also Director of EG&G, Inc.
Elvin R. Heiberg III..... President, Heiberg Associates, Inc.         1994             100(E)
                            (Consulting) (63).

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                                  OF THE
                                                                                CORPORATION
                                                                               BENEFICIALLY
                                    BUSINESS EXPERIENCE                          OWNED ON
 DIRECTORS AND NOMINEES          FOR THE PAST FIVE YEARS,            DIRECTOR    MARCH 13,
 AND EXECUTIVE OFFICERS          AGE AND OTHER INFORMATION           SINCE        1995(A)
- ------------------------- ---------------------------------------    -----     -------------
DIRECTORS WHOSE TERMS EXPIRE IN 1996
William L. Brown......... Retired Chairman, Bank of Boston            1970             400
                            Corporation and The First National
                            Bank of Boston (Banking) (73). Also
                            Director of G. C. Companies, Inc.,
                            Ionics, Incorporated, North American
                            Mortgage Company, Standex
                            International Corporation, and
                            Trustee of Bradley Real Estate Trust.
John A. Hooper........... Former Vice Chairman, The Chase             1974             400
                            Manhattan Corporation and The Chase
                            Manhattan Bank, N.A. (Banking) (72).
Kenneth G. Ryder......... Chancellor, Northeastern University         1987             200
                            (Education) (70).

OTHER NAMED EXECUTIVES OF THE CORPORATION WHO
  ARE NOT DIRECTORS OR NOMINEES
James N. White........... Executive Vice President (60).                --          18,616(C)
Kenneth F. Reinschmidt... Senior Vice President (56).                   --          22,241(C)
Peter F. Durning......... Secretary (56).                               --           2,534(C)

- ---------------

(A) The information contained in this column reflects the definition of beneficial ownership for the purposes of the proxy rules of the Commission. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except to the extent set forth in footnotes
    (B), (C) and (D).
(B) Includes shares held by Mr. Cilluffo and his associates as previously set forth in this Proxy Statement, but excludes 10,000 shares held by the Frank and Irja Cilluffo Foundation, Inc. Mr. Cilluffo disclaims beneficial ownership of the shares held by Cilluffo Associates, L.P. and by Zenith Associates, L.P. except to the extent of his pecuniary interest in such securities.
(C) Includes (i) shares allocated under the Employee Investment Plan and which are subject to its terms and provisions with respect to termination and withdrawal and, in limited circumstances, to forfeiture, and held as of December 31, 1994 by The Chase Manhattan Bank, N.A., trustee under the plan (with respect to such shares, voting power and investment power are determined in accordance with the provisions of the plan); (ii) shares allocated under the ESOP and which are subject to its terms with respect to forfeiture and held as of December 31, 1994 by The Chase Manhattan Bank, N.A., trustee under the plan; (iii) shares allocated under the PAYSOP and which are subject to its terms and held as of December 31, 1994 by The Chase Manhattan Bank, N.A., trustee under the plan; and (iv) shares awarded under the Corporation's Restricted Stock Plan and which are subject to its terms with respect to forfeiture. Shares held in accounts of employees in the Employee Investment Plan, ESOP and PAYSOP, including Messrs. Coles, Allen, Egan, White, Reinschmidt and Durning, are voted by the trustees of such plans in accordance with the instructions of the employees; in the absence of such instructions, such shares are voted by the trustees in accordance with the terms of such plans.
(D) Members of Mr. Egan's family own 124 shares, beneficial ownership of which is disclaimed by Mr. Egan. Mr. Egan is retiring as a Director and Executive Vice President on April 1, 1995.
(E) Mr. Heiberg purchased 100 shares subsequent to March 13, 1995.

     As of March 13, 1995, the Directors and officers of the Corporation, as a group, beneficially owned 1,721,372 shares or approximately 11.9% of the Corporation's outstanding Common Stock, including shares allocated under the Employee Investment Plan, the ESOP and the PAYSOP. The nature of beneficial ownership for said shares was sole voting and investment power, except (1) as referred to in footnotes (B) through (D) above, (2) 47,211 shares were beneficially owned by William F. Allen, Jr., a Director of the Corporation who is not standing for re-election, (3) includes 4,368 shares held in a trust of which Mr. Grace, a Director of the Corporation who is not standing for re-election, is a trustee who shares voting and investment power and of which he is a beneficiary, and 7,312 shares held in trusts for the benefit of others of which he is a trustee who shares voting and investment power, but in which he disclaims any beneficial interest, and (4) 16,608 shares were held under the Employee Investment Plan and hence voting power was shared as described on page 3 of this Proxy Statement. Except for Mr. Cilluffo, no Director or officer beneficially owned as much as 1% of the outstanding Common Stock of the Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Corporation's Directors, its executive officers, and persons holding (as defined in the regulations of the Commission) more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, executive officers, and greater than 10% Stockholders are also required by Commission regulations to furnish the Corporation with copies of all such reports that they file. Based solely on its review of the copies of such reports received by it and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, executive officers, and greater than 10% Stockholders were complied with during the fiscal year ended December 31, 1994.

CERTAIN COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

     The Board has appointed an Audit Committee, a Nominating Committee, and a Compensation Committee whose report appears below. All of the members of these committees are non-employee Directors.

     The Audit Committee consists of William L. Brown (Chairman), Donna R. Fitzpatrick, Kent F. Hansen and J. Angus McKee. The Audit Committee, which met three times during 1994, among other things, considers and recommends to the full Board the selection of the independent auditor; reviews the performance of the audit function; and reviews with the independent and the internal auditors the scope and results of the Corporation's internal auditing procedures and the adequacy of internal accounting controls.

     The Nominating Committee consists of Kent F. Hansen (Chairman), William L. Brown, John A. Hooper and Meredith R. Spangler. The Nominating Committee, which met nine times during 1994, considers and makes recommendations to the Board of Directors as to criteria for Board composition and membership, and the names of persons whom it concludes should be considered for Board membership. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations should be submitted to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 250 West 34th Street, 32nd Floor, P. O. Box 1244, New York, NY 10116.

     The Compensation Committee consists of John A. Hooper (Chairman), William
L. Brown, Kenneth G. Ryder and Meredith R. Spangler. The Compensation Committee met seven times during 1994. The Compensation Committee reviews and approves the compensation and/or method of determining compensation of the principal officers and employees of the Corporation, considers compensation plans which are subsequently presented to the full Board, and authorizes the grant of awards of Common Stock under the Restricted Stock Plan. For additional information regarding the policies and mission of the Compensation Committee, see "Report of the Compensation Committee" below. There are no compensation committee interlocks or insider participation relationships on the Compensation Committee.

     The Board of Directors met twelve times during 1994. In 1994, each of the Directors attended at least 93% of the total number of meetings of the Board and of the committees of the Board on which the Director served. Directors who are not employees of the Corporation receive an annual retainer of $8,000 and a fee of $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, except that the Chairman of the Audit Committee receives a committee meeting fee of $2,000 and the Chairman of each other committee receives a committee meeting fee of $1,500. Effective July 1, 1994, a Chairman of the Board who is not an officer or employee of the Corporation is paid a fee of $2,000 for each meeting of the Board of Directors which he or she shall attend. Directors are reimbursed for expenses incurred in attending Board and committee meetings.

     On March 15, 1995, the Board of Directors adopted, subject to the approval of the Stockholders at the Annual Meeting, the 1995 Stock Option Plan of Stone & Webster, Incorporated (the Stock Option Plan) and the 1995 Stock Plan For Non-Employee Directors of Stone & Webster, Incorporated (the Stock Plan). If approved by the Stockholders, the Stock Plan would require that Directors who are not officers or employees of the Corporation receive the annual retainer in the form of shares of Common Stock of the Corporation (Common Stock), and permit them to elect to receive all or a portion of Board and Committee meeting fees in Common Stock in lieu of cash. If approved by the Stockholders, the Stock Option Plan would, among other things, permit the grant of nonqualified options to purchase 2,000 shares initially, and 1,000 shares annually thereafter, of Common Stock to each Director who is not an officer or employee of the Corporation. The Stock Option Plan is discussed below in Part III, and the full text of that plan is set forth in Exhibit A, of this Proxy Statement. The Stock Plan is discussed below in Part IV, and the full text of that plan is set forth in Exhibit B, of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

     Under the direction of the Compensation Committee (the Committee), the Corporation has developed and implemented compensation plans and programs which are designed to enhance the growth and profitability of the Corporation and the increase of Stockholders' value. The Committee is composed of four Directors who neither are nor have been officers or employees of any company in the Stone & Webster organization. This Committee determines compensation for the employees of Stone & Webster, Incorporated and reviews the recommendations of separate Salary Committees for each of the subsidiary companies. The following is a report on the compensation philosophy and practices of the Committee.

     The Committee's fundamental approach is to compensate the Named Executives (included in the compensation table of this Proxy Statement) at a basic level commensurate with the responsibilities assigned to them, supplemented with contingent remuneration which is directly related to the performance of the Corporation as measured by consolidated net income. The objectives of the Corporation's executive compensation practices are to attract and retain very highly competent individuals, to encourage them to accomplish and surpass the business goals of the Stone & Webster organization, and to link the interests of the Corporation's executives and managers with the interests of the Stockholders. Because of the professional nature of the Corporation, this philosophy applies not just to the Named Executives, but to many levels within the corporate structure.

     The Corporation, through operating subsidiaries, is primarily engaged in the engineering and construction industry. The engineering and construction business is fundamentally cyclical in nature, with activity tending historically to come in clusters to some extent coinciding with the general business cycle and to some extent depending upon activity within the industries served. For this reason, the need to limit overhead costs was recognized early in the history of the Stone & Webster organization. At the same time, because of the demanding technical nature of the business, it is necessary to attract and retain professionals of the highest competence.

     Accordingly, the philosophy of Stone & Webster has been to provide the Named Executives and its professional and other supervisory employees with fixed salaries at relatively modest levels, with the balance of their regular compensation contingent upon the profits of the business. In this way the professional staff is compensated in accordance with their worth, while the requisite flexibility for the inevitable downturns in the engineering and construction industry is retained.

     In 1994 the Compensation Committee retained a compensation consulting firm to evaluate the Corporation's executive compensation program. The firm's study compared the Corporation's compensation levels to a comparator group of engineering and construction companies selected by the firm, as well as to published survey data for a broader selection of companies. Many but not all of the companies in the comparator group are also included in the Investor's Business Daily William O'Neil Building/Heavy

Construction Industry Index shown in the performance graph which appears below in this Proxy Statement. The consulting firm concluded that for reasons of company size and other considerations, the comparator group better reflected the relevant market for executive talent.

     The study showed that the base salary levels of the Corporation's Chief Executive Officer (CEO) and other Named Executives, prior to the 1994 salary reduction discussed below, were generally at the median level of the comparator companies. The study also concluded that, consistent with the compensation philosophy outlined above, the recent absence of payouts under the Corporation's contingent compensation plan has resulted in total annual compensation levels significantly below median competitive levels. Finally, the study concluded that the comparator companies have provided their senior executives with significantly larger long-term incentive awards than has the Corporation.

  1994 Compensation Program

     Effective January 1, 1994, the Named Executives, except Mr. Allen, received salary increases, which in the aggregate represented approximately 11% of annual base salary. Mr. Coles' salary was increased to an annual rate of $400,000, to recognize his increased responsibilities resulting from his then approaching election as Chief Executive Officer. Due to the disappointing financial results in the first half of the year, all of the Named Executives (except Mr. Allen, who retired as of July 1, 1994) had their salary reduced for the six month period ending December 31, 1994, with such reductions in the aggregate representing approximately 8.5% of annual base salary; Mr. Coles' salary for the last six months of the year was reduced by 10%. Mr. Durning's full salary was restored in August 1994.

     Under the Corporation's contingent compensation plan for 1994, the Committee assigned units of participation to the Named Executives and other officers and employees at the beginning of the year. The Committee considered such factors as job performance, special expertise, experience level, potential ability to affect financial performance, perceived competition for personnel, and rank order-of-value to the Company when assigning units. The value of the units of participation was dependent upon the Corporation's consolidated net income (with certain adjustments), up to an aggregate maximum amount for all participants. The plan required that the adjusted consolidated net income be positive to earn a payout, and the Committee retained the discretion to reduce the contingent amount otherwise payable if it believed such a reduction was appropriate.

     No contingent payments were made for 1994 because of the level of the Corporation's adjusted consolidated net income.

     Under the Corporation's Restricted Stock Plan, the Committee may from time to time implement a long-term component in the compensation package by granting restricted stock awards. Taking into account the awards made in past years and the level of the Corporation's 1994 adjusted consolidated net income, the Committee made no such awards to Named Executives in 1994.

     Mr. Allen has an eleven month consulting agreement with the Corporation which expires May 31, 1995. Under the terms of the agreement, which enables the Corporation to obtain the benefit of Mr. Allen's many years of experience with the Corporation and its subsidiaries, Mr. Allen receives a monthly payment of $25,000 for consulting services; during 1994, he received $150,000 pursuant to this agreement for services between July 1, 1994 and December 31, 1994.

  1995 Compensation Program

     For 1995, the Committee has approved a revised annual incentive plan. Although still based on net income, the new plan includes a link to business unit performance and individual objectives where appropriate. For the Named Executives to earn a payout under the 1995 plan, the Corporation must achieve a specified level of net income, exclusive of pension credit and other nonoperating or unusual items.

     Under this plan, the CEO can earn an amount ranging from 0% to 25% of base salary, depending upon net income and the percentage assigned by the Committee. The other Named Executives can earn from 0% to 20% of base salary. The Committee believes that the maximum award levels are modest by industry standards, and retains the discretion to increase the awards if the "maximum" profit level is exceeded for the year. The Committee also has the discretion to reduce the awards if appropriate.

     The Committee also has determined that, in the future, the Corporation's long-term program should include stock option awards for Named Executives and other key employees. Stock Options only reward executives if the Corporation's Stockholders benefit from an increase in the Corporation's stock price.

     As a result, the Committee has recommended and the Board has adopted a new Stock Option Plan, subject to Stockholder approval. The Board also has amended the Corporation's Restricted Stock Plan to reduce the number of shares available for future awards from 669,800 shares to 250,000 shares, effective upon Stockholder approval of the Stock Option Plan. Also see the discussion of the Stock Option Plan which appears below in this Proxy Statement.

  Deductibility of Executive Compensation

     In 1993, Congress enacted the Revenue Reconciliation Act of 1993, which includes, among other things, a provision that denies public companies the ability to deduct certain amounts paid as executive compensation in excess of $1 million per year (section 162(m)). Section 162(m) does not prohibit a company from paying annual compensation in excess of $1 million but rather eliminates a company's ability to deduct such excess amounts. The Corporation has reviewed its compensation policies with respect to covered executives and determined that section 162(m) had no impact on such policies in 1994 and should have no impact on such policies in 1995, since no covered executive is expected to receive compensation in such year in excess of the $1 million threshold.

                                                      THE COMPENSATION COMMITTEE

John A. Hooper, Chairman
William L. Brown
Kenneth G. Ryder
Meredith R. Spangler

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Corporation's Chief Executive Officer (or any person acting in a similar capacity during the last completed fiscal year), and each of the four most highly compensated executive officers of the Corporation (collectively, the Named Executives), for services rendered to the Corporation in all capacities during each of the last three fiscal years in which such person was an executive officer of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                      ----------------------------------
                                       ANNUAL COMPENSATION(1)                AWARDS(4)           PAYOUTS
                                   -------------------------------    ------------------------   -------
                                                            OTHER                  SECURITIES                ALL
                                                           ANNUAL     RESTRICTED     UNDER-                 OTHER
         NAME AND                                          COMPEN-      STOCK         LYING       LTIP     COMPEN-
         PRINCIPAL                    (2)        (2)       SATION      AWARD(S)     OPTIONS/     PAYOUTS   SATION
         POSITION           YEAR   SALARY($)   BONUS($)    (3)($)        ($)         SARS(#)       ($)     ($)(5)
- --------------------------- ----   ---------   --------    -------    ----------   -----------   -------   -------
Bruce C. Coles(6).......... 1994    380,000          0      1,051(8)          0          0           0      5,554(9)
  President and Chief       1993    349,000          0          -       306,000          0           0      6,187
  Executive Officer         1992    349,000     55,249                        0          0           0      6,185

William F. Allen,
  Jr.(6,7)................. 1994    275,000          0          -             0          0           0      4,420
  Chairman and former       1993    550,000          0          -             0          0           0      6,187
  Chief Executive Officer   1992    550,000     88,399                        0          0           0      6,185

William M. Egan............ 1994    329,650          0          -             0          0           0      4,420
  Executive Vice            1993    327,000          0          -             0          0           0      6,187
  President                 1992    327,000     39,779                        0          0           0      6,185

James N. White............. 1994    256,988          0          -             0          0           0      4,420
  Executive Vice            1993    242,000          0          -             0          0           0      6,187
  President                 1992    227,000     22,099                        0          0           0      6,185

Kenneth F. Reinschmidt(10). 1994    221,375          0          -             0          0           0      4,420
  Senior Vice President     1993    201,400          0          -             0          0           0      5,387
                            1992          -          -                        -          -           -          -

Peter F. Durning(11)....... 1994    138,765          0          -             0          0           0      3,933
  Secretary                 1993          -          -          -             -          -           -          -
                            1992          -          -          -             -          -           -          -
                            ----   ---------   --------    -------    ----------        --          --    -------

- ---------------
 (1) Salaries for the years 1992, 1993 and 1994 were paid to certain employees of the Corporation, including the Named Executives, under a plan adopted for that year for compensating the individuals selected, in part by a fixed amount ("Salary" in the table above) and in part by a contingent amount ("Bonus"), the latter amount being measured by a percentage, as determined by the Compensation Committee in each individual case, of the Corporation's Adjusted Consolidated Net Earnings determined as provided in the plan and subject to certain limitations including a percentage limitation on the total contingent amounts which may be paid. The Compensation Committee has developed and the Board of Directors has adopted a new plan for the compensation of executives of the Corporation and its subsidiaries in which the Named Executives (except Mr. Allen) are among those selected to participate. Under the proxy regulations of the Commission, the second column under "Annual Compensation" is required to be labeled "Bonus"; these amounts would more accurately be described as "Contingent Payments" because the amounts paid are dependent on the Corporation's performance during the year, and there is no assurance that any such amounts would be paid, as was the case both in 1993 and in 1994 when no such payments were made. See also the Report of the Compensation Committee.
 (2) Includes amounts deferred by the Named Executives under provisions of the Employee Investment Plan pursuant to Section 401(k) of the Internal Revenue Code.
 (3) Perquisites and personal benefits paid to each Named Executive during 1992, 1993 and 1994 in each instance aggregated less than $50,000 or 10% of the total annual salary and contingent payment set forth in the columns entitled "Salary" and "Bonus" and, accordingly, is omitted from the table as permitted by the rules of the Commission.
 (4) Restrictions on shares awarded pursuant to the Restricted Stock Plan lapse in five equal annual installments commencing on the first anniversary date of each award. Pursuant to the Restricted Stock Plan, as of December 31, 1994, Mr. Coles held 9,600 shares of Common Stock with a market value of $316,800, which includes shares awarded in 1993 as reflected in the table above. No other Named Executive holds any shares of restricted stock which have not fully vested under the terms of the Restricted Stock Plan. Dividends are payable on restricted stock awards directly to the holder of restricted stock. The Corporation did not have any plans which provide compensation in the forms of stock options or stock appreciation rights ( SAR's) during the years covered by this table. As discussed below, a Stock Option Plan has been adopted by the Board of Directors, subject to the approval of the Stockholders at the Annual Meeting.
 (5) Includes contributions made by the Corporation under the Employee Investment Plan during 1994 on behalf of Messrs. Coles, Allen, Egan, White, Reinschmidt and Durning in the amount of $1,875, $1,875, $1,875, $1,875 $1,875 and $1,735, respectively, and contributions made by the Corporation under the ESOP during 1994 of $2,545, $2,545, $2,545, $2,545, $2,545 and
     $2,198, respectively.
 (6) On May 12, 1994, the Board of Directors elected Mr. Coles Chief Executive Officer and President of the Corporation. Mr. Allen continued as Chairman of the Board. On February 15, 1995, the Board of Directors approved a plan to elect Mr. Coles to the additional position of Chairman of the Board after the 1995 Annual Meeting of Stockholders.
 (7) Mr. Allen is not standing for re-election to the Board when his term expires in May 1995. Mr. Allen's compensation data in the table above is through his July 1, 1994 retirement date. Mr. Allen has an eleven month consulting agreement with the Corporation which expires May 31, 1995. Under the terms of the agreement, Mr. Allen receives a monthly payment of $25,000 for consulting services; during 1994, he received $150,000 pursuant to this agreement for services between July 1, 1994 and December 31, 1994.
 (8) Includes $1,051 in tax payments made by the Corporation on behalf of Mr. Coles in connection with the supplemental term life insurance discussed below in the description of the Employee Retirement Plan.
 (9) Includes $1,134 representing the cost in 1994 of supplemental term life insurance purchased by the Corporation on behalf of Mr. Coles, as discussed below in the description of the Employee Retirement Plan.

(10) Mr. Reinschmidt served as an officer of subsidiaries of the Corporation prior to July 1, 1993. Data with respect to his compensation for 1992 is not included in the table above because he was not an Executive Officer of the Corporation during 1992.
(11) Mr. Durning served as an Assistant Secretary of the Corporation prior to his election as Secretary on July 20, 1994. He is also General Counsel of the Corporation. Data with respect to his compensation for 1992 and 1993 is not included in the table above because he was not an Executive Officer of the Corporation during 1992 or 1993.

PERFORMANCE GRAPH

     The following graph compares the five year cumulative total Stockholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock against the cumulative total return of the Dow Jones Industrial Average
(DJIA) and the Investor's Business Daily -- Building-Heavy Construction Industry Index published by William O'Neil for a period of five years. The graph assumes an initial investment of $100 on December 31, 1989 in the Corporation's Common Stock or in the underlying securities which comprise each of those market indices.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
    STONE & WEBSTER, INCORPORATED, DJIA AND THE INVESTOR'S BUSINESS DAILY --
                WILLIAM O'NEIL BUILDING-HEAVY CONSTRUCTION INDEX


                                   [CHART]

                                                                    WILLIAM
      MEASUREMENT PERIOD                                         O'NEIL HEAVY
    (FISCAL YEAR COVERED)            DJIA             S&W        CONSTRUCTION
1989                                    100.00          100.00          100.00
1990                                     99.00              83              93
1991                                       124              83             114
1992                                       134              71             110
1993                                       158              80             113
1994                                       167              98              94

RESTRICTED STOCK PLAN

     Under the provisions of the Restricted Stock Plan approved by the Stockholders in 1976, and amendments to the plan approved by the Stockholders in 1983 and 1988, shares of the Corporation's Common Stock have been awarded by the Compensation Committee, subject to forfeiture provisions, to a limited number of selected key employees. As approved by the Stockholders at the 1988 Annual Meeting of Stockholders, the plan was amended to increase the number of shares available for restricted stock awards to 2,400,000 shares and to extend the termination date of the plan to June 1, 1998. Restrictions on awarded shares lapse in five equal annual increments commencing on the first anniversary date of each award. Restrictions on certain shares lapse in May of 1995; restrictions on certain other shares lapse in 1996 through 1998 on the anniversary dates of awards. Shares subject to restrictions may not be sold or otherwise disposed of and must be returned to the Corporation if the employee's employment is terminated for any reason other than death or disability occurring more than one year after the date of the award. The 1983 amendments to the plan approved by the Stockholders also provide that restrictions on the sale or transfer of Common Stock of the Corporation awarded pursuant to the plan will lapse upon and simultaneously with any change in control of the Corporation occurring without the prior approval of the incumbent Board of Directors prior to the change in control. Such a change in control would be deemed to have taken place if (i) a third person, including a "group" as defined in Section 13d-3 of the Exchange Act, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of directors of the Corporation, or
(ii) as the result of any cash tender or exchange offer, merger, consolidation, sale of assets or other similar transaction, the persons who were Directors before such transaction shall cease to constitute a majority of the Board or any successor to the Corporation. In the event of such a change in control, the lapse of restrictions on shares awarded under the plan to some or all of the Named Executives might be deemed to constitute payments received from the Corporation.

     Upon approval by the Stockholders of the Corporation of the Stock Option Plan referred to below, the number of shares of Common Stock available for future awards under the Restricted Stock Plan will be reduced from 669,800 shares to 250,000 shares.

EMPLOYEE RETIREMENT PLAN

     The Corporation's Employee Retirement Plan is a trusteed, non-contributory, defined benefit plan which applies to all eligible employees of the Corporation. Benefits are based upon the length of credited service and the amounts of annual compensation (as defined in the plan) received during that period of service. Normal retirement age is the employee's Social Security Retirement Age. The formula for computing benefits provides that, for employees under the plan who had not attained their retirement date prior to January 1, 1992, annual retirement benefits are equal to the sum of (a) 0.75% of average annual compensation for the years 1989, 1990 and 1991 up to $21,000 plus 1.35% of such compensation in excess of $21,000, multiplied by the years and months of credited service before January 1, 1992 for up to 35 years, plus (b) 1% of such annual compensation for the years and months of credited service before January 1, 1992 in excess of 35 years, plus (c) for each year of credited service after January 1, 1992, 1% of annual compensation up to an indexed amount (which was $42,000 for 1994) equal to 1.75 times the "Social Security Covered Compensation" (a 35-year average Social Security earnings base), plus 1.45% of such annual compensation in excess of such amount; provided that employees with more than 35 years of service at retirement will be credited with a flat 1.33% of annual compensation for each year of service after the 35th year. With respect to the Named Executives, compensation, for purposes of calculating retirement benefits, includes both the fixed and contingent portions of salaries shown in the Summary Compensation Table under the Salary and Bonus headings, respectively. As of January 1, 1995, the number of full credited years of service for Messrs. Coles, Egan, White, Reinschmidt and Durning is 26, 39, 37, 19 and 21 years, respectively, and the estimated annual benefit payable to them upon retirement at normal retirement age and assuming the continuance of current rates of compensation for each until normal retirement age is $189,294, $172,980, $109,182, $78,105 and $48,068,
respectively. These amounts do not reflect any limitations on annual benefits which may be paid from a tax-qualified retirement plan at the time of retirement imposed by Section 415 of the Internal Revenue Code, as amended from time to time, nor do they reflect any limitations imposed by Section 401(a)(17) of the Internal Revenue Code on the amount of compensation upon which benefits may be determined. The Board of Directors has adopted a Supplemental Retirement Program, which was amended in 1989, under which a trust has been established to fund the payment of any benefits calculated under the provisions of the Employee Retirement Plan which would be in excess of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code.

     The Corporation has purchased supplemental term life insurance to provide an additional death benefit to Mr. Coles' spouse in the event of his death prior to normal retirement age, in an amount intended to reflect the value of the additional survivors' benefit he would have earned if he lived until normal retirement age.

     Mr. Allen, who has 46 full credited years of service, is receiving annual retirement benefits in the amount of $107,677. Pursuant to action taken by the Board in 1986, Mr. Allen entered into an agreement with the Corporation whereby, in consideration for his services to the Corporation, he would receive following termination of his services as an officer, an annual amount ("Annual Amount"), which amount was to be actuarially reduced to reflect benefits payable to his surviving spouse, provided that such amount would be recalculated upward based upon completion of additional service or if benefits payable generally under the Employee Retirement Plan of the Corporation should be increased in the future. In 1987, the Board authorized the extension of annuity and lump sum settlement options under this agreement. Following the termination of his services as an officer as of June 30, 1994, Mr. Allen elected to take the lump sum settlement option under this agreement in the amount of $990,199 in lieu of the Annual Amount .

                    II. SELECTION OF INDEPENDENT ACCOUNTANTS

                               (PROXY ITEM NO. 2)

     The Stockholders will be asked to ratify the selection, on the recommendation of the Audit Committee, by the Corporation's Board of Directors of the firm of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1995. A representative of said firm is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions raised at the Annual Meeting.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 1995. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE RATIFICATION UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

    III. APPROVAL OF 1995 STOCK OPTION PLAN OF STONE & WEBSTER, INCORPORATED

                               (PROXY ITEM NO. 3)

     On March 15, 1995, the Board of Directors adopted, subject to the approval of the Stockholders, the Stock Option Plan in order to strengthen the commonality of interest among management, the Board and Stockholders and to provide incentives for participants in the Stock Option Plan to remain employees or Directors, as the case may be, of the Corporation.

     Upon approval by the Stockholders of the Stock Option Plan, the number of shares of Common Stock available for future awards under the Restricted Stock Plan will be reduced from 669,800 shares to 250,000 shares.

     The following is a general summary of the Stock Option Plan which is qualified in its entirety by reference to the full text of the Stock Option Plan attached to this Proxy Statement as Exhibit A.

ELIGIBILITY FOR PARTICIPATION

     Key employees, including officers and Directors who are employees, of the Corporation and its subsidiaries (the Eligible Employees) who are designated by the Committee (as defined below under the heading "Administration") are eligible to receive grants of options under the Stock Option Plan. No determination has been made as to the designation of Eligible Employees or as to any grants of options to Eligible Employees under the Stock Option Plan. Therefore, it is not possible to state the number of Eligible Employees who will receive such grants.

     Furthermore, members of the Board of Directors who are not officers or employees of the Corporation or its subsidiaries (the Eligible Directors) are eligible to receive grants of certain options under the Stock Option Plan. As of the close of business on the effective date of the Stock Option Plan (which effective date is defined to be the date the Stock Option Plan is approved by the Corporation's Stockholders) there will be 9 Eligible Directors who will be entitled to receive grants of such options, based on the assumption that (i) the Stock Option Plan is approved by the Stockholders at the Annual Meeting, and
(ii) all Director nominees are reelected (such 9 Eligible Directors being referred to herein as the Expected Eligible Directors).

TYPES OF OPTIONS

     Options granted under the Stock Option Plan may be either incentive stock options (which qualify for special tax treatment under section 422 of the Internal Revenue Code of 1986, as amended (the Code)) or nonqualified options. Eligible Employees may be granted either incentive stock options or nonqualified options while Eligible Directors only may be granted nonqualified options.

EXERCISE OF OPTIONS

     The exercise price of any option granted under the Stock Option Plan may not be less than the fair market value of the shares of Common Stock underlying such option, determined as of the date of grant. If an Eligible Employee owns more than 10% of the shares of Common Stock of the Corporation (a 10% Eligible Employee) at the time of grant of an incentive stock option, the exercise price may not be less than 110% of the fair market value of the shares of Common Stock underlying such incentive stock option, determined as of the date of grant. The exercise price of an option may be paid in cash, through the delivery of other shares of Common Stock or through the delivery of a combination of such shares of Common Stock and cash. If any such shares of Common Stock to be delivered in payment of an exercise price were obtained through the previous exercise of any option granted under the Stock Option Plan, such shares must have been held for at least six months prior to such delivery. The Committee may provide for other methods to pay for the exercise of an option.

     The market value of a share of Common Stock on March 13, 1995 was $32.875, based on the composite closing price for such Common Stock on the New York Stock Exchange.

EXPIRATION OF OPTIONS

     No option granted under the Stock Option Plan may be made exercisable after the expiration of ten years from the date such option is granted. However, any option granted to a 10% Eligible Employee may not be made exercisable after the expiration of five years from the date the option is granted.

     Before the expiration date of an option, such option is exercisable by an Employee Optionee (i) while he is an Employee Optionee, or (ii) so long as such option was then exercisable at the date of termination of employment for reasons other than death, retirement, or termination for cause, within three months after the termination of such employment. In the event of such termination because of death while an option is exercisable by an Employee Optionee, the option will terminate on the earlier of the expiration date of such option and the expiration of one year after such death. In the event of such termination because of retirement or disability while an option is exercisable by an Employee Optionee, the option will terminate on the earlier of the expiration date of such option and the expiration of three years after termination of employment due to retirement or disability. In the event of termination for cause, the option will terminate as of such date of termination even if such option was then exercisable.

     With respect to nonqualified options granted to an Eligible Director prior to the six month period preceding termination of directorship: (i) such nonqualified option is exercisable by an Eligible Director before the earlier of the expiration date of such option and the expiration of the three month period after the termination of directorship for reasons other than death, disability or termination for certain causes, (ii) in the event of such termination because of death, the nonqualified option will terminate on the earlier of the expiration date of such option and the expiration of one year after such death,
(iii) in the event of such termination because of disability, the nonqualified option will terminate on the earlier of the expiration date of such option and the expiration of three years after termination of directorship due to disability, and (iv) in the event of termination for certain causes, the nonqualified option will terminate as of such date of termination.

     Options which are not exercisable by an Eligible Employee at the time of termination of employment will terminate as of the date of the Eligible Employee's termination of employment. Options which are granted to an Eligible Director within the six months preceding the date of termination of directorship will terminate as of the date of the Eligible Director's termination of directorship.

GRANTS OF NONQUALIFIED OPTIONS TO ELIGIBLE DIRECTORS

     Nonqualified options to purchase 2,000 shares of Common Stock of the Corporation will be granted to each Eligible Director who is an Eligible Director as of the close of business on the effective date of the Stock Option Plan and to each other Eligible Director upon the initial election or appointment to the Board. Thereafter on a yearly basis, nonqualified options to purchase 1,000 shares of Common Stock of the Corporation will be granted to each person who is an Eligible Director on the date of the grant of such options.

CORPORATE CHANGE

     Upon a Corporate Change (as defined in the Stock Option Plan), all outstanding options, including options which are then not exercisable, will become exercisable in full; provided that the consent of a holder of an accelerated incentive stock option is required if such acceleration will cause such incentive stock option not to be treated as an incentive stock option under the Code.

LIMITATION ON SHARES AVAILABLE UNDER STOCK OPTION PLAN

     Subject to certain adjustments permitted under the Stock Option Plan, the aggregate number of shares of Common Stock to be delivered upon exercise of all options granted under the Stock Option Plan may not exceed 750,000 shares of the Corporation's Common Stock as now constituted. The shares of Common Stock issuable upon exercise of options granted under the Stock Option Plan may be authorized and unissued shares or reacquired shares. If the number of shares to be delivered upon the exercise in full of any option granted under the Stock Option Plan is reduced for any reason whatsoever or if any option granted under the Stock Option Plan for any reason shall expire or shall terminate unexercised as to all or any shares covered thereby, the number of shares no longer subject to any such option will be released from such option and will be available to be re-optioned under the Stock Option Plan.

LIMITATION ON GRANTS TO ELIGIBLE EMPLOYEES

     There are statutory limits on the number of shares of Common Stock for which incentive stock options may be granted to a Key Employee in any calendar year. Currently, the aggregate fair market value of such shares of Common Stock (determined at the time the incentive stock option is granted) may not exceed $100,000 for all shares covered by incentive stock options awarded to a Key Employee which become exercisable for the first time in any calendar year. Furthermore, grants of options under the Stock Option Plan to an Eligible Employee will be limited to options to purchase no more than 100,000 shares of Common Stock per calendar year.

ADMINISTRATION

     The Stock Option Plan will be administered by the Compensation Committee or such other committee of the Board of Directors which succeeds to the functions and responsibilities of the Compensation Committee (the Committee). The Committee will have the authority to (i) determine the individuals to whom options will be granted under the Stock Option Plan and the terms and provisions of such options, (ii) interpret the Stock Option Plan and all options granted under the Stock Option Plan, (iii) adopt, amend or rescind such rules as it deems necessary for the proper administration of the Stock Option Plan, (iv) make all other determinations necessary or advisable for the administration of the Stock

Option Plan, and (v) correct any defect or supply any omission or reconcile any inconsistency in the Stock Option Plan or in any option granted under the Stock Option Plan in the manner and to the extent that the Committee deems desirable to carry the Stock Option Plan or any option into effect.

     In determining which Eligible Employees will be granted options under the Stock Option Plan, the Committee may consider such factors as the office or position of an Eligible Employee, the degree of responsibility for, and contribution to, the growth and success of the Corporation by such Eligible Employee, the length of service, promotions, and potential of such Eligible Employee as well as any other factors which the Committee may deem relevant.

AMENDMENTS

     The Board of Directors may amend, suspend or terminate the Stock Option Plan; provided, however, that each such amendment of the Stock Option Plan (i) extending beyond ten years the period within which options may be granted thereunder, (ii) increasing the aggregate number of shares of Common Stock to be optioned under the Stock Option Plan except as otherwise permitted in the Stock Option Plan, (iii) materially modifying the requirements as to eligibility of Eligible Employees or changing the class of Eligible Employees to whom options may be granted, (iv) materially increasing the benefits to optionees under the Stock Option Plan, (v) modifying the provisions relating to the granting of nonqualified options to Eligible Directors, or (vi) granting options to Eligible Directors other than pursuant to the provisions referred to in clause (v), will, in each case, be subject to approval by the Stockholders of the Corporation; provided, further, however, that no amendment, suspension or termination of the Stock Option Plan may cause the Stock Option Plan to fail to meet the requirements of Rule 16b-3
(Rule 16b-3) under the Exchange Act, or may, without the consent of the holder of an option, terminate such option or adversely affect such person's rights in any material respect (except as set forth in the Stock Option Plan). The Board of Directors may alter, amend, suspend, discontinue or terminate the Stock Option Plan and any option granted thereunder, without the approval of the Stockholders of the Corporation or any holder of any option thereby affected, if necessary in order to comply with Rule 16b-3 or sections 422 or 162(m) of the Code.

TERM OF STOCK OPTION PLAN

     The Stock Option Plan will terminate ten years following the effective date of the Stock Option Plan (the Termination Date), unless terminated by the Board of Directors at an earlier date. No options will be granted under the Stock Option Plan after the Termination Date, although the exercise periods for previously granted options may extend beyond the Termination Date.

NONTRANSFERABILITY

     No option is transferable by the optionee except by will or the laws of descent and distribution.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. Upon the grant of an incentive stock option, the optionee will not recognize any taxable income and the Corporation will not be entitled to a tax deduction. Upon the exercise thereof while the optionee is employed by the Corporation or a subsidiary or within 3 months after termination of employment, the optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of the fair market value of the shares of Common Stock acquired upon such exercise over the exercise price may be subject to the alternative minimum tax.

     If the shares of Common Stock acquired pursuant to the exercise of an incentive stock option are held for at least 2 years from the date of grant and at least 1 year from the date of exercise, the optionee's gain or loss upon a disposition of such shares of Common Stock will be a long-term capital gain or loss and the Corporation will not be entitled to any tax deduction. If such shares are disposed of prior to the expiration of these holding periods, the optionee will recognize ordinary income on certain amounts in excess of the option price and the Corporation will be entitled to a corresponding tax deduction.

     Nonqualified Options. Upon the grant of a nonqualified option, the optionee will not recognize any taxable income. Upon the exercise thereof, the optionee will recognize taxable income in an amount equal to the difference between (i) the fair market value of the shares of Common Stock acquired upon such exercise, and (ii) the exercise price. At that time, the Corporation will be entitled to a corresponding tax deduction.

     Upon a subsequent disposition of shares of Common Stock acquired upon the exercise of a nonqualified option, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of such shares.

NEW PLAN BENEFITS

     As stated above, the Committee has the authority to determine the amounts, terms and grant dates of options to be granted to Eligible Employees under the Stock Option Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information.

     The following table sets forth the options that would be received in 1995 by each Expected Eligible Director and by all Expected Eligible Directors as a group under the Stock Option Plan.

                                                                       DOLLAR      NUMBER OF
                                 NAME                                  VALUE1       OPTIONS
    --------------------------------------------------------------  ------------   ---------
    Each Expected Eligible Director...............................    $ 65,750        2,000
    All Expected Eligible Directors...............................    $591,750       18,000

- ---------------
(1) The dollar values of the options are based on the composite closing price for the Corporation's Common Stock on March 13, 1995 on the New York Stock Exchange of $32.875. Under the Stock Option Plan, the dollar value would be calculated as of the trading day immediately preceding the date of grant.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal to approve the 1995 Stock Option Plan is required to approve the Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1995 STOCK OPTION PLAN. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

         IV. APPROVAL OF 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF
                         STONE & WEBSTER, INCORPORATED
                               (PROXY ITEM NO. 4)

     On March 15, 1995, the Board of Directors adopted, subject to the approval of the Stockholders, the Stock Plan in order to promote the long-term growth and financial success of the Corporation by attracting and retaining non-employee Directors of outstanding ability and by promoting a greater identity of interest between its non-employee Directors and its Stockholders.

     The following is a general summary of the Stock Plan which is qualified in its entirety by reference to the full text of the Stock Plan attached to this Proxy Statement as Exhibit B.

ELIGIBILITY FOR PARTICIPATION

     Members of the Board of Directors who are not officers or employees of the Corporation or its subsidiaries (the Eligible Directors) are eligible to receive grants of shares of Common Stock under the Stock Plan. As of the close of business on the effective date of the Stock Plan (which effective date is defined to be the date the Stock Plan is approved by the Stockholders), there will be 9 Eligible Directors who will be entitled to receive such grants, based on the assumption that (i) the Stock Plan is approved by the Stockholders at the Annual Meeting, and (ii) all Director nominees are reelected (such 9 Eligible Directors being referred to herein as the Expected Eligible Directors).

GRANTS

     Annual Retainer Stock Grant. As soon as practicable, but no later than 30 days after July 1 of each calendar year beginning with 1996, (i) each person who is an Eligible Director at any such July 1 will receive that number of shares of Common Stock having an aggregate fair market value as of such July 1 equal to the amount calculated by multiplying $8,000 by a fraction, the numerator of which is the sum of (a) the number of whole months such person served as an Eligible Director prior to July 1 in such calendar year, and (b) 6, and the denominator of which is 12, and (ii) each person who was an Eligible Director at any time during such calendar year prior to such July 1 (but was not an Eligible Director as of such July 1) will receive that number of shares of Common Stock having an aggregate fair market value as of such July 1 equal to the amount calculated by multiplying $8,000 by a fraction, the numerator of which is the number of whole months such person served as an Eligible Director prior to July 1 in such calendar year, and the denominator of which is 12.

     A person who becomes an Eligible Director at any time after July 1 of any such calendar year will receive that number of shares of Common Stock having an aggregate fair market value as of such July 1 equal to the amount calculated by multiplying $8,000 by a fraction, the numerator of which is the number of whole months such person served as an Eligible Director after July 1 of such calendar year, and the denominator of which is 12. Such shares will be received by any such Eligible Director as soon as practicable, but no later than 30 days after the December 31 immediately following such July 1.

     With respect to 1995, each person who is an Eligible Director at July 1, 1995 will receive that number of shares of Common Stock having an aggregate fair market value as of such July 1 equal to $4,000. Such shares will be received by any such Eligible Director as soon as practicable, but no later than 30 days after July 1, 1995.

     Share amounts granted under the Stock Plan will be rounded up to the next whole share if a fractional share results from the calculations set forth above. Furthermore, service by an Eligible Director for at least 15 days in any month will be considered service for a whole month for purposes of the calculations set forth above.

     Election to Receive Director Meeting Fees in Stock in Lieu of Cash. Except as set forth in the Stock Plan, an Eligible Director may elect to receive all or a portion of Director meeting fees (defined to include all fees earned by an Eligible Director by attendance at meetings of the Board of Directors and at meetings of any committee of the Board of Directors of which such Eligible Director is a member) in the form of shares of Common Stock, with such shares of Common Stock being paid in arrears on a calendar quarter basis. The number of shares for a calendar quarter payable to an Eligible Director (or to any person who was an Eligible Director for a portion of such calendar quarter) who has elected to receive Director meeting fees in the form of shares (i) will be in an amount having the aggregate fair market value, as of the last day of any such calendar quarter, equal to the amount of Director meeting fees which have been earned in such quarter and which were elected to be paid in shares of Common Stock, and (ii) will be received by the Eligible Director (or any person who was an Eligible Director for a portion of such calendar quarter) as soon as practicable, but no later than 30 days after the end of such calendar quarter.

     Elections. All elections for the payment of all or a portion of Director meeting fees in the form of Common Stock will be made in writing and delivered to the Secretary of the Corporation and will be irrevocable for the calendar year next succeeding such election (or, in the case of any person who becomes an Eligible Director during a calendar year, for that portion of a calendar year during which such Director meeting fees are to be paid to such Eligible Director in shares of Common Stock). All such elections shall be made annually before December 31 of the year prior to the year in which Director meeting fees are to be earned (or, in the case of any person who becomes an Eligible Director during a calendar year, at least six months prior to the date any such Director meeting fees are to be paid to such Eligible Director in shares of Common Stock). Notwithstanding the foregoing, for the first calendar year of the Stock Plan, each Eligible Director may elect, on or prior to July 1, 1995, to receive all or a portion of Director meeting fees for the remainder of such calendar year in shares of Common Stock.

LIMITATION ON SHARES AVAILABLE UNDER STOCK PLAN

     Subject to certain adjustments permitted under the Stock Plan, the total number of shares of Common Stock to be issued under the Stock Plan may not exceed 100,000 shares of the Corporation's Common Stock as now constituted. The shares of Common Stock deliverable under the Stock Plan may be authorized and unissued shares or reacquired shares.

RULE 16B-3 AND STOCK PLAN OPERATION

     It is intended that the Stock Plan will be in compliance with the requirements of Rule 16b-3(c)(2)(ii) of the Exchange Act so that the distribution of shares of Common Stock under the Stock Plan would be exempt from the operation of Section 16(b) of the Exchange Act. As a result, the Stock Plan is intended to be self-governing and nondiscretionary. To the extent necessary to administer the Stock Plan, the Compensation Committee (or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of the Compensation Committee) will have the authority to interpret the provisions of the Stock Plan.

AMENDMENTS

     The Board of Directors may amend, suspend or terminate the Stock Plan; provided, however, that (i) the provisions of the Stock Plan may not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder, and (ii) any amendment from and after the effective date of the Stock Plan shall be approved by the Stockholders if the amendment would (a) materially increase the benefits accruing to participants under the Stock Plan, (b) materially increase the number of securities which may be issued under the Stock Plan (except as provided in the Stock Plan), or (c) materially modify the requirements as to eligibility for participation in the Stock Plan.

TERM OF STOCK PLAN

     The Stock Plan will become effective as of the date the Plan is approved by the Stockholders of the Corporation. Once effective, the Stock Plan will operate and remain in effect until terminated by action of the Board of Directors as provided in the Stock Plan.

NONASSIGNABILITY

     No right to receive any shares of Common Stock under the Stock Plan shall be assignable or transferable by such Eligible Director other than by will or the laws of descent and distribution.

NEW PLAN BENEFITS

     Since the number of shares to be earned and paid to each Eligible Director under the Stock Plan for the remainder of 1995 and subsequent years will be dependent on, among other things, the future market price of the Common Stock as well as each Eligible Director's individual election to receive all or a portion of Director meeting fees in the form of shares of Common Stock, it is not possible to calculate the number of shares of Common Stock that will be received by each Eligible Director and all Eligible Directors as a group.

     If the Stock Plan had been in effect as of January 1, 1994, the Expected Eligible Directors and all Expected Eligible Directors as a group would have received the aggregate number of shares of Common Stock set forth in the table below based on the conversion of the cash amounts of the annual retainer and of the Director meeting fees that would have been earned by each such Expected Eligible Director in

1994. The amounts set forth in the table are based on the assumptions that (i) each Expected Eligible Director served as a Director for the full year and was a member of the relevant committees for the full year, (ii) each Expected Eligible Director attended all meetings of the Board of Directors and all meetings of any Board committee of which such Expected Eligible Director is a member, and (iii) each Expected Eligible Director elected to receive 100% of Director meeting fees in shares of Common Stock.

                                                                       DIRECTOR
                                                                       MEETING
                                                 ANNUAL RETAINER      FEES TO BE      AGGREGATE
                                                 TO BE CONVERTED     CONVERTED TO     NUMBER OF
      NAME OF EXPECTED ELIGIBLE DIRECTOR          TO SHARES(1)        SHARES(2)        SHARES
- -----------------------------------------------  ---------------     ------------     ---------
William L. Brown...............................      $ 8,000           $ 46,000          1,685
Frank J. A. Cilluffo...........................        8,000             24,000            994
Donna R. Fitzpatrick...........................        8,000             27,000          1,090
Kent F. Hansen.................................        8,000             40,500          1,515
Elvin R. Heiberg, III..........................        8,000             24,000            994
John A. Hooper.................................        8,000             43,500          1,603
J. Angus McKee.................................        8,000             27,000          1,090
Kenneth G. Ryder...............................        8,000             31,000          1,212
Meredith R. Spangler...........................        8,000             40,000          1,496
All Expected Eligible Directors................      $72,000           $303,000         11,679

- ---------------
(1) Converted on the basis of a fair market value (as calculated in accordance with the definition thereof in the Stock Plan) per share of Common Stock equal to $32.75. Such annual retainer under the Stock Plan must be paid in shares of Common Stock.

(2) Converted as of the end of each fiscal quarter on the basis of a fair market value (as calculated in accordance with the definition thereof in the Stock
    Plan) per share of Common Stock equal to $30.125, $33.00, $32.375 and $33.25, respectively. All or a portion of such Director meeting fees may be paid in shares of Common Stock under the Stock Plan.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal to approve the 1995 Stock Plan is required to approve the Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                          V. PROPOSAL OF A STOCKHOLDER
                               (PROXY ITEM NO. 5)

     Alan Russell Kahn, Trustee U/A 5 of W/O Samuel Adason Jaffe Trust, 49 Overhill Road, Forest Hills, NY 11375, has provided certification to the Corporation indicating that he is the beneficial owner of 1,200 shares of the Common Stock of this Corporation, and that he intends to introduce the following proposal at the Annual Meeting:

          Resolved it is strongly recommended that the Board of Directors retain an independent investment banking firm to evaluate options for divestment of any or all company assets, and that a summary of its report be made available to shareholders no later than three months before the 1996 annual meeting.

     In support of this proposal, the proponent has submitted the following statement:

     Supporting statement:

          Many large companies, including Sears, American Express, and Kodak, have recently enhanced shareholder values by selling or spinning off divisions unrelated to the companies' core business. We believe that Stone & Webster should do the same. For some years, Stone & Webster has held a large portfolio of liquid and nonliquid assets not directly used in its primary business of Engineering and Contracting. As of year-end 1993, these assets included $64 million in cash and cash equivalents, $54 million in US Government bonds, and $40 million in investment securities. The returns earned by the company on these assets are nominal. There is no indication that the Company's core business of engineering and contracting require such large balances of non-productive liquid assets. On the contrary, the presence of these assets provides the management of the company with a cash cushion to absorb operating losses in the Company's ongoing businesses without facing the ordinary consequences of such performance. A distribution of 100 percent of these nonproductive assets to the Company's shareholders would result in a dividend of $10.00 per share(1), and leave the company leaner and more responsive to market forces. Under these circumstances, the Company board and management should be required to consider an independent outside evaluation of whether overall return to the Company's owners would be maximized by divestment of at least some of these assets and distribution of the proceeds to the shareholders. We understand that the company has retained Goldman, Sachs, but that they have not been directed or authorized to evaluate divestiture. We believe that they, or another investment banking firm, should be retained to analyze the options and report back to the board.

- ---------------

1 Without reduction for federal taxes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

First, the Corporation has already retained an investment banking firm and, together with this firm, has been and is engaged in an ongoing evaluation of its assets.

     As discussed with Stockholders at the Corporation's 1994 Annual Meeting, in February 1994, the Corporation retained an investment banking firm, the well regarded firm of Goldman, Sachs & Co., to act as financial advisor in connection with the ongoing evaluation of the Corporation's financial condition. The ongoing evaluation includes a continuing review of the level and quality of corporate assets and is being conducted with a view to maximizing long-term Stockholder value. Specifically under constant consideration is the amount of cash, cash equivalents and investments in U.S. Government and other securities deemed necessary to be retained by the Corporation in order to meet anticipated dividend payments and operating and capital expenditure needs and, more specifically, to permit the Corporation's engineering and construction subsidiaries (i) to present the strong financial position required to obtain new business in today's competitive market, (ii) to invest in joint ventures and other forms of equity participation in domestic and international projects, particularly those with significant potential for engineering and construction business, and (iii) to obtain payment and performance bonds for certain engineering and construction projects. The Corporation is of the opinion, and has frequently publicly stated, that the types of businesses it is engaged in require the Corporation to maintain a strong balance sheet with a high degree of financial flexibility.

Second, the Corporation has already taken action as a result of its ongoing evaluation of its assets and financial condition.

     As a result of this review, the Corporation: (i) made a decision, announced in July 1994, to dispose of its substantial holdings of investment securities and completed such sales in November 1994; (ii) publicly announced at the Corporation's 1994 Annual Meeting that it was intensifying its efforts to sell its real estate holdings in Tampa, Florida; and (iii) publicly announced in July 1994 a stock repurchase program for up to 1,000,000 shares of its Common Stock and, as announced in the Corporation's 1994 Annual Report to Stockholders, purchased 363,324 shares as of December 31, 1994 under the program.

Third, to commission another report would be a waste of the Corporation's assets.

     To have the Board of Directors repeat the process of retaining another investment banking firm to make another study of the Corporation would be a waste of corporate assets and management's time and would be a major distraction to management in the performance of its efforts to improve the Corporation's operating results.

Fourth, to limit the scope of a financial advisor's assignment to divestment issues only is an unwarranted interference in the responsibility of the Board to direct the affairs of the Corporation.

     The proposed resolution limits the purpose of the report to an evaluation of options for divestment of any or all of company assets. In serving the interests of the Corporation's Stockholders, the management and Board of Directors of the Corporation have the responsibility to determine the structure of the Corporation, how its assets are to be deployed, and how capital is to be invested in its businesses. Discharging this responsibility involves an ongoing analysis of all business segments of the Corporation and a consideration of all options to determine whether the current structure and operation enhances Stockholder value.

     The Board of Directors believes that the Board and management of the Corporation can best discharge their responsibilities to Stockholders by continuing the practice of reviewing corporate assets and operations on an ongoing basis -- without the need for a new, expensive and more limited report from another investment banking firm.

Fifth, to require publication, even in summary form, of such a report just does not make good business sense.

     Management and the Board of Directors believe that the Board's compliance with the resolution's provisions that it undertake another similar study and publicize the results, could create great uncertainty during the term of any such study. This could have unpredictable effects on share price, deployment of assets and other operations. Moreover, premature disclosure of recommendations which may be under consideration by the Corporation would place the Corporation at a competitive disadvantage if it chooses to move forward with any such recommendation. Studies of the Corporation's structure should, as they are at present, be conducted confidentially and conclusions should not be publicized unless and until it would serve Stockholder interests to do so.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the stockholder proposal is required to approve the proposal.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL. PROXIES AND VOTING INSTRUCTIONS WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED AT THE ANNUAL MEETING UNLESS YOU SPECIFY OTHERWISE.

        VI. AS TO OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     Management knows of no business which will be presented to the Annual Meeting other than as set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the persons named in the enclosed form of proxy, or their respective substitutes, shall have authority to vote said proxy in accordance with their judgment on such matters. In the event that one or more of the nominees for election as Directors should become unavailable for election for any reason, it is intended that the persons named in said proxy, or their respective substitutes, shall have authority to vote according to their judgment for other persons in lieu thereof. Management has no present knowledge that any of the nominees for election as a Director will be unavailable to serve.

     VII. LAST DATE TO SUBMIT STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     November 27, 1995 is the date by which proposals of Stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Corporation to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 250 West 34th Street, 32nd Floor, P. O. Box 1244, New York, N.Y. 10116, in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.















- --------------------------------------------------------------------------------

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE CORPORATION AS OF MARCH 13, 1995, THE RECORD DATE FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS. ALL REQUESTS SHOULD BE DIRECTED TO THE CORPORATION TO THE ATTENTION OF THE CORPORATE SECRETARY, STONE & WEBSTER, INCORPORATED, 250 WEST 34TH STREET, 32ND FLOOR, P.O. BOX 1244, NEW
YORK, N.Y. 10116.
- --------------------------------------------------------------------------------

                                                                       EXHIBIT A

                             1995 STOCK OPTION PLAN
                                       OF
                         STONE & WEBSTER, INCORPORATED

                                   ARTICLE I

     1. PURPOSE. Stone & Webster, Incorporated (the "Company") proposes to grant to selected key employees (including officers and directors who are employees) of the Company and its subsidiaries (hereinafter referred to as "Employee Optionees") options to purchase shares of common stock, par value $1 per share, of the Company ("Common Stock") for the purposes of (i) furnishing to such Employee Optionees maximum incentive to improve operations and increase profits of the Company, and (ii) encouraging such Employee Optionees to accept or continue employment with the Company and its subsidiaries. Such options will be granted pursuant to the plan herein set forth, which shall be known as the 1995 Stock Option Plan of Stone & Webster, Incorporated (herein referred to as the "Plan").

     The Company also proposes to grant to members of the Board of Directors of the Company (the "Board of Directors") who are not officers or employees of the Company or its subsidiaries at the time of a grant (hereinafter referred to as "Non-Employee Directors") options to purchase shares of Common Stock pursuant to the Plan. The purpose of such grants is to (i) provide incentives for highly qualified individuals to stand for election to the Board of Directors and continue service on the Board of Directors, (ii) provide maximum incentive to promote long-term stockholder value, and (iii) promote a greater identity of interest between Non-Employee Directors and the Company's stockholders.

     2. SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Article I, Paragraph 4, Article II, Paragraph 3(e), Article III, Paragraph 3(e), and Article IV, Paragraph 4(e), the aggregate number of shares of Common Stock to be delivered upon exercise of all options granted under the Plan shall not exceed 750,000 shares. The shares of Common Stock issuable upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares. In the event the number of shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or in the event any option granted under the Plan for any reason shall expire or shall terminate unexercised as to all or any shares covered thereby, the number of shares no longer subject to any such option shall thereupon be released from such option and shall thereafter be available to be re-optioned under the Plan. Shares issued pursuant to the exercise of options granted under the Plan shall be fully paid and nonassessable.

     3. ADMINISTRATION OF THE PLAN. Subject to the provisions of the Plan, the Compensation Committee of the Board of Directors or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of the Compensation Committee (the "Committee") shall have the authority to (a) determine the provisions of the options to be granted under the Plan, (b) interpret the Plan and all options granted under the Plan, (c) adopt, amend or rescind such rules as it deems necessary for the proper administration of the Plan, (d) make all other determinations necessary or advisable for the administration of the Plan, and
(e) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Board of Directors shall have the power to add or remove members of the Committee from time to time, to fill vacancies thereon arising by resignation, death, removal, or otherwise, and shall designate a chairman from among the members of the Committee, which chairman shall preside at all meetings of the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. The actions of the Committee in exercising all of the rights, powers and authorities set out in the Plan, when performed in good faith and in its sole judgment, shall be final and conclusive. When appropriate, the Plan shall be administered in order to qualify certain of the options granted hereunder as "incentive stock options" described in section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee shall consist of at least two members of the Board of Directors. Other than options granted to Non-Employee Directors pursuant to
Article IV, no options may be granted under the Plan to any member of the Committee during his term of membership on the Committee. No person shall be eligible to serve on the Committee unless such person is then a "disinterested person" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any similar or successor rule. The members of the Committee shall be solely "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

     4. AMENDMENT AND DISCONTINUANCE OF THE PLAN. The Board of Directors may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which options may be granted under the Plan, (b) increasing the aggregate number of shares of Common Stock to be optioned under the Plan except as provided in Article II, Paragraph 3(e), Article III, Paragraph 3(e), Article IV, Paragraph 4(e) and the next succeeding sentence, (c) materially modifying the requirements as to eligibility of employees receiving options under, or changing the eligibility of employees or class of employees to whom options may be granted under, Article II or III,
(d) materially increasing the benefits to optionees under the Plan, (e) modifying the provisions of Article IV, or (f) granting options to Non-Employee Directors other than pursuant to Article IV, shall, in each case, be subject to approval by the stockholders of the Company; provided, further, however, that no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 (including, without limitation, the requirements of Rule 16b-3(c)(2)(i)(A) and Rule 16b-3(c)(2)(ii)) or may, without the consent of the holder of an option granted under Article II, III, or IV, terminate such option or adversely affect such person's rights in any material respect (except as set forth in the Plan). The Board of Directors may increase the aggregate number of shares of Common Stock that may be issued under the Plan provided that the number of shares to be issuable in connection with such increase to persons subject to Section 16(a) of the Act shall not, in the aggregate, exceed 75,000 shares.

Furthermore, the Board of Directors may alter, amend, suspend, discontinue or terminate the Plan and any option granted hereunder, without the approval of the stockholders of the Company or any holder of any option thereby affected, if necessary in order to (a) enable the Plan and any option granted hereunder intended to be so qualified, to qualify for (i) the exemption provided by Rule 16b-3, (ii) the benefits provided under section 422 of the Code, or (iii) the exclusion for qualified performance-based compensation under section 162(m) of the Code and the applicable interpretive authority thereunder, and (b) comply with changes in the Code, the Employee Retirement Income Security Act or any other applicable law (including, with respect to any of the foregoing, changes in any rule, regulation or other interpretive authority).

     5. GRANTING OF OPTIONS TO EMPLOYEES. The Committee shall have authority to grant, prior to the expiration date of the Plan, to Employee Optionees options to purchase, on the terms and conditions hereinafter set forth in Article II and III, authorized but unissued, or reacquired, shares of Common Stock, provided such grants shall be made only to those Employee Optionees, in such amounts and at such times as determined in the discretion of the Committee, and, for this purpose, the Committee may consider the Employee Optionee's office or position, degree of responsibility for, and contribution to, the growth and success of the Company, length of service, promotions, potential and any other factors which it may deem relevant.

     Options granted to Employee Optionees under Article III shall be "incentive stock options" within the meaning of section 422(b) of the Code, and are hereinafter referred to as "incentive stock options." All other options granted to Employee Optionees under the Plan shall be granted pursuant to Article II, and are hereinafter referred to as "nonqualified options." Notwithstanding the foregoing, grants of options to any one Employee Optionee under the Plan shall be limited to options to purchase no more than 100,000 shares of Common Stock per calendar year.

      6. GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS. All options granted to Non-Employee Directors shall be options to purchase, on the terms and conditions hereinafter set forth in Article IV, authorized but unissued, or reacquired, shares of Common Stock and shall be nonqualified options.

      7. OPTION AGREEMENTS. Each option granted under the Plan shall be evidenced by a written agreement between the Company and the applicable optionee and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the Committee, which terms and conditions need not be identical but which must be in compliance with the terms and provisions hereof.

      8. EFFECTIVE DATE. The Plan shall become effective as of the date the Plan is approved by the stockholders of the Company (the "Effective Date"). Except with respect to options then outstanding, if not sooner terminated under the provisions of Paragraph 4 of this Article, the Plan shall terminate upon, and no further options shall be granted after, the expiration of ten years from the Effective Date.

      9. MISCELLANEOUS. All references in the Plan to "Articles," "Paragraphs," and other subdivisions refer to the corresponding Article, Paragraph, and subdivisions of the Plan.

     10. RULE 16B-3 COMPLIANCE.  The Company intends:

          (a) that the Plan meet the requirements of Rule 16b-3;

          (b) that participation by Non-Employee Directors under Article IV will not prohibit them from being "disinterested persons" within the meaning of Rule 16b-3 with respect to administration of the Plan or with respect to administration of any other plan of the Company;

          (c) that transactions of the type specified in the first paragraph of Rule 16b-3 by Non-Employee Directors pursuant to Article IV will be exempt from the operation of Section 16(b) of the Act; and

          (d) that transactions of the type specified in the first paragraph of Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in Paragraph 10 of this Article.

     11. RECAPITALIZATION OR REORGANIZATION. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or
(v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors (each such event is referred to herein as a "Corporate Change"), then all outstanding options, including those not then currently exercisable, shall become exercisable in full; provided, however, in no event shall any incentive stock option, without the consent of the holder thereof, first become exercisable pursuant hereto if the result would be to cause such option, when granted, not to be treated as an incentive stock option (whether or not by reason of the possible future violation of the annual limitation set forth in Article III, Paragraph 3 or otherwise).

     12. FOREIGN OPTIONS AND RIGHTS. The Committee may grant options to Employee Optionees and Non-Employee Directors who are subject to the tax laws of nations other than the United States, which options may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of any such option by the appropriate foreign governmental entity; provided, however, that no such option may be granted pursuant to this Paragraph 12 and no action may be taken which would result in a violation of the Act, the Code or any other applicable law.

                                   ARTICLE II

                              NONQUALIFIED OPTIONS

     1. ELIGIBLE EMPLOYEES. All Employee Optionees shall be eligible to receive nonqualified options under this Article II.

     2. CALCULATION OF EXERCISE PRICE. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under Article II shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal (or any successor publication thereto), and shall be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date of grant of such option. The exercise price for each nonqualified option shall be subject to adjustment as provided in Paragraph 3(e) of this Article.

     3. TERMS AND CONDITIONS OF OPTIONS. Nonqualified options granted under this Article II shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

          (a) Option Period and Conditions and Limitations on Exercise. Subject to Paragraph 4 of this Article, no nonqualified option shall be exercisable by an Employee Optionee later than the date which is the date determined by the Committee upon the grant thereof (the "Nonqualified Option Expiration Date") which shall be no later than ten years after the date of grant. To the extent not prohibited by other provisions of the Plan, each nonqualified option granted to an Employee Optionee shall be exercisable at such time or times as the Committee in its discretion may, at or prior to the time such option is granted, determine (unless otherwise extended by the Committee pursuant to Paragraph 3(b)(2)(iii) of this Article). In the event the Committee makes no such determination, each nonqualified option granted to an Employee Optionee shall be exercisable from time to time, in whole or in part, at any time prior to the Nonqualified Option Expiration Date.

          (b) Termination of Employment; Death. For purposes of this Article II and each nonqualified option granted under this Article II, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which such Employee Optionee is no longer for any reason whatsoever (including the death of such Employee Optionee) employed by the Company or a subsidiary of the Company. An Employee Optionee shall be considered to be in the employment of the Company or a subsidiary of the Company as long as such Employee Optionee remains an employee of the Company or a subsidiary of the Company, whether active or on any authorized leave of absence. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final and conclusive. If an Employee Optionee's employment is terminated for any reason whatsoever (including the death of such Employee Optionee), each nonqualified option thereunto granted under this Article II and all rights thereunder shall wholly and completely terminate as follows:

             (1) With respect to nonqualified options not then exercisable, at the time the Employee Optionee's employment is terminated; and

             (2) With respect to nonqualified options then exercisable:

                (i) At the time the Employee Optionee's employment is terminated if the Employee Optionee's employment is terminated because he is discharged for fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company, or for conflict of interest (other than legitimate competition); or

                (ii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated by reason of his death. Any such nonqualified option may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise such nonqualified option by bequest or inheritance; or

                (iii) Unless it is otherwise provided in the option agreement or otherwise extended in the discretion of the Committee in the event of the Employee Optionee's retirement or disability, at the expiration of a period of three years after the Employee Optionee's employment is terminated because of retirement under the Employee Retirement Plan of Stone & Webster, Incorporated and Participating Subsidiaries or any successor plan thereto (the "Retirement Plan") or disability (but in no event later than the Nonqualified Option Expiration Date); or

                (iv) At the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated for any reason other than his death, retirement, disability or the reasons specified in Paragraph 3(b)(2)(i) of this Article.

          (c) Manner of Exercise. In order to exercise all or a portion of a nonqualified option granted under this Article II and certain options granted under Article III as described in Paragraph 3(b) thereof, the person or persons entitled to exercise it shall deliver to the Company payment in full of the shares then being purchased, together with any required withholding tax. The payment of such exercise price and any required withholding tax shall either be in cash or through delivery to the Company of shares of Common Stock, or by any combination of cash or shares; provided that if any such shares of Common Stock so delivered were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery. The value of each share of Common Stock so delivered shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date the nonqualified option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal (or any successor publication thereto). If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. An option agreement may, in the discretion of the Committee, provide for other methods to pay for, or otherwise exercise, a nonqualified option. An option agreement also may, in the discretion of the Committee, provide for the withholding of Federal, state or local income tax upon exercise of a nonqualified option from any cash or stock remuneration (from the Plan or otherwise) then or thereafter payable by the Company to the Employee Optionee.

          (d) Option not Transferable. No nonqualified option granted under this Article II shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any such nonqualified option is granted, such nonqualified option shall be exercisable only by the Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any nonqualified option granted under this Article II, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the nonqualified option with respect to the shares involved in such attempt.

          (e) Adjustment of Shares. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares subject to this
     Article II (including shares as to which all outstanding nonqualified options granted under this Article II, or portions thereof then unexercised, shall be exercisable), to the end that after such event the shares subject to this Article II and each Employee Optionee's proportionate interest shall be maintained as if such Employee Optionee had exercised the option before the occurrence of such event. Such adjustment in an outstanding nonqualified option granted under this Article II shall be made without change in the total price applicable to such nonqualified option or the unexercised portion of such nonqualified option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final, conclusive and binding upon all Employee Optionees, the Company, and all other interested persons.

          (f) Listing and Registration of Shares. Each nonqualified option granted under this Article II shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such nonqualified option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such nonqualified option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

     4. AMENDMENTS. The Committee may, with the consent of the person or persons entitled to exercise any outstanding nonqualified option granted under this Article II, amend such nonqualified option; provided, however, that any such amendment shall be subject to stockholder approval when required in Article I, Paragraph 4. The Committee may at any time or from time to time, in its discretion, in the case of any nonqualified option previously granted under this
Article II which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times.

     5. OTHER PROVISIONS.

          (a) The person or persons entitled to exercise, or who have exercised, a nonqualified option granted under this Article II shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such nonqualified option until he shall have become the beneficial owner of such shares.

          (b) No nonqualified option granted under this Article II shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such nonqualified option has been granted.

          (c) Notwithstanding any provision of the Plan or the terms of any nonqualified option granted under this Article II, the Company shall not be required to issue any shares hereunder or thereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body.

                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS

     1. ELIGIBLE EMPLOYEES. All Employee Optionees shall be eligible to receive incentive stock options under this Article III.

     2. CALCULATION OF EXERCISE PRICE. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each incentive stock option granted hereunder shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal (or any successor publication thereto), and shall be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date of grant of such incentive stock option; provided, however, that in the case of an Employee Optionee who, at the time such incentive stock option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation, within the meaning of section 422(b)(6) of the Code (a "10% Employee Optionee"), the exercise price per share shall be at least 110% of the fair market value per share of Common Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in Paragraph 3(e) of this Article.

     3. TERMS AND CONDITIONS OF OPTIONS. Incentive stock options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article III, as the Committee shall deem desirable:

          (a) Option Period and Conditions and Limitations on Exercise. Subject to Paragraph 4 of this Article, no incentive stock option shall be exercisable with respect to any of the shares subject to such incentive stock option later than the date which is the date determined by the Committee upon the grant thereof (the "ISO Expiration Date"), which shall be no later than ten years after the date of grant; provided, however, that in the case of any 10% Employee Optionee, the ISO Expiration Date of any incentive stock option granted thereto shall not be later than five years after the date of such grant. To the extent not prohibited by other provisions of the Plan, each incentive stock option shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such incentive stock option is granted (unless otherwise extended by the Committee pursuant to Paragraph 3(b)(2)(iii) of this Article). In the event the Committee makes no such determination, each incentive stock option shall be exercisable from time to time, in whole or in part, subject to the monetary limitations set forth in Paragraph 3(g) of this Article, at any time prior to the ISO Expiration Date.

          (b) Termination of Employment; Death. For purposes of this Article III and each incentive stock option granted hereunder, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which such Employee Optionee is no longer for any reason whatsoever (including the death of such Employee Optionee) employed by the Company or a subsidiary of the Company. An Employee Optionee shall be considered to be in the employment of the Company or a subsidiary of the Company as long as such Employee Optionee remains an employee of the Company or a subsidiary of the Company, whether active or on any authorized leave of absence. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final and conclusive. If an Employee Optionee's employment is terminated for any reason whatsoever (including the death of such Employee Optionee), each incentive stock option thereunto granted hereunder and all rights thereunder shall wholly and completely terminate as follows:

             (1) With respect to incentive stock options not then exercisable, at the time the Employee Optionee's employment is terminated; and

             (2) With respect to incentive stock options then exercisable:

                (i) At the time the Employee Optionee's employment is terminated if his employment is terminated because he is discharged for fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company, or for conflict of interest (other than legitimate competition); or

                (ii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated by reason of his death. An incentive stock option granted under this
           Article III may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise such incentive stock option by bequest or inheritance; or

                (iii) Unless it is otherwise provided in the option agreement or otherwise extended in the discretion of the Committee after the date which is three months after the Employee Optionee's retirement or disability, at the expiration of a period of three years after the Employee Optionee's employment is terminated because of retirement under the Retirement Plan or disability (but in no event later than the ISO Expiration Date); or

                (iv) At the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated for any reason other than his death, retirement, disability or the reasons specified in Paragraph 3(b)(2)(i) of this Article.

          In the event and to the extent that an incentive stock option granted under this Article III is not exercised (i) within three months after the Employee Optionee's employment is terminated because of retirement or disability not within the meaning of section 22(e)(3) of the Code, or (ii) within one year after the Employee Optionee's employment is terminated because of disability within the meaning of section 22(e)(3) of the Code, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c).

          (c) Manner of Exercise. In order to exercise all or a portion of an incentive stock option granted under this Article III, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares then being purchased. The payment of such exercise price shall either be in cash or through delivery to the Company of shares of Common Stock, or by any combination of cash or shares; provided that if any such shares of Common Stock so delivered were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery. The value of each share of Common Stock delivered shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date the incentive stock option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal (or any successor publication thereto). If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. An option agreement may, in the discretion of the Committee, provide for other methods to pay for, or otherwise exercise, an incentive stock option. An option agreement also may, in the discretion of the Committee, provide for the withholding of Federal, state or local income tax upon exercise of any incentive stock option from any cash or stock remuneration (from the Plan or otherwise) then or thereafter payable by the Company to the Employee Optionee.

          (d) Options not Transferable. No incentive stock option shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any incentive stock option is granted, such incentive stock option shall be exercisable only by such Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the incentive stock option with respect to the shares involved in such attempt.

          (e) Adjustment of Shares. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares subject to this
     Article III (including shares as to which all outstanding incentive stock options, or portions thereof then unexercised, shall be exercisable), to the end that after such event the shares subject to this Article III and each Employee Optionee's proportionate interest shall be maintained as if such Employee Optionee had exercised the option before the occurrence of such event. Such adjustment in an outstanding incentive stock option shall be made without change in the total price applicable to such incentive stock option or the unexercised portion of such incentive stock option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final, conclusive and binding upon all Employee Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this Paragraph (e) shall be made in such manner as not to constitute a "modification" within the meaning of section 424(h)(3) of the Code.

          (f) Listing and Registration of Shares. Each incentive stock option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such incentive stock option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such incentive stock option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

          (g) Limitation on Amount. Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time an incentive stock option is granted, based upon the calculation of the exercise price as provided in Paragraph 2 of this Article) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Employee

     Optionee, under all incentive stock option plans of the Company and its subsidiaries, during any calendar year cannot exceed $100,000 or such other maximum amount permitted under section 422(d) of the Code. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any option agreement, and the acceleration of such exercise date would result in a violation of the monetary restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event the exercise date of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the monetary restriction set forth in the first sentence of this Paragraph (g) and even if such incentive stock options were thereby converted in whole or in part to nonqualified options.

     4. AMENDMENT. The Committee may, with the consent of the person or persons entitled to exercise any outstanding incentive stock option, amend such incentive stock option; provided, however, that any such amendment shall be subject to stockholder approval when required in Article I, Paragraph 4. Subject to Paragraph 3(g) of this Article, the Committee may at any time or from time to time, in its discretion, in the case of any incentive stock option previously granted hereunder which is not then immediately exercisable in full, accelerate the time or times at which such incentive stock option may be exercised to any earlier time or times.

     5. OTHER PROVISIONS.

          (a) The person or persons entitled to exercise, or who have exercised, an incentive stock option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such incentive stock option until he shall have become the beneficial owner of such shares.

          (b) No incentive stock option shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such incentive stock option has been granted.

          (c) Notwithstanding any provision of the Plan or the terms of any incentive stock option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body.

          (d) The Committee may require any person who exercises an incentive stock option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an incentive stock option within one year after the transfer of shares to such person.

                                   ARTICLE IV

                         NON-EMPLOYEE DIRECTOR OPTIONS

     1. ELIGIBLE PERSONS. Non-Employee Directors shall be eligible to receive options under, and solely under, this Article IV and any such options shall be nonqualified options.

     2. INITIAL AND ANNUAL GRANTING OF NONQUALIFIED OPTIONS TO NON-EMPLOYEE DIRECTORS. Subject to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, (a) a nonqualified option to purchase 2,000 shares of Common Stock will be granted to each Non-Employee Director who is a Non-Employee Director as of the close of business on the Effective Date (which date shall be the date of grant for purposes hereof), (b) a nonqualified option to purchase 2,000 shares of Common Stock will be granted to each Non-Employee Director who is initially elected or appointed to the Board of Directors after the Effective Date and prior to the expiration of the Plan, effective on the date of his initial election or appointment (which date shall be the date of grant for purposes hereof), and (c) a nonqualified option to purchase 1,000 shares of Common Stock will be granted annually, effective as of the anniversary date of the Effective Date in each year after the Effective Date until the expiration of the Plan, to each person who is a Non-Employee Director on each such anniversary date (which date shall be the date of grant for purposes hereof).

     3. CALCULATION OF EXERCISE PRICE. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under this Article IV shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal (or any successor publication thereto), and shall be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date of grant of such nonqualified option. The exercise price for each option granted under this Article IV shall be subject to adjustment as provided in Paragraph 4(e) of this Article.

     4. TERMS AND CONDITIONS OF NONQUALIFIED OPTIONS. Subject to the provisions of Paragraph 4 of this Article, nonqualified options granted under this Article IV shall be in such form as the Committee may from time to time approve. Nonqualified options granted under this Article IV shall be subject to the following terms and conditions:

          (a) Option Period and Conditions and Limitations on Exercise. Each nonqualified option granted under this Article IV shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the date determined by the Committee upon the grant thereof (the "Option Expiration Date"), which shall be no later than ten years after the date of grant.

          (b) Termination of Directorship; Death. For purposes of this Article IV and each nonqualified option granted under this Article IV, a Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day preceding the first date on which he ceases to be a member of the Board of Directors for any reason whatsoever (including the death of such Non-

     Employee Director). If a Non-Employee Director's directorship is terminated for any reason (including the death of such Non-Employee Director), each nonqualified option thereunto granted under this Article IV and all rights thereunder shall wholly and completely terminate as follows:

             (1) With respect to each nonqualified option granted within the six month period preceding such termination, at the time the Non-Employee Director's directorship is terminated; and

             (2) With respect to each nonqualified option granted prior to the six month period preceding such termination:

                (i) At the time the Non-Employee Director's directorship is terminated if his directorship is terminated as a result of his removal from the Board of Directors for cause (other than disability); or

                (ii) At the expiration of a period of one year after the Non-Employee Director's death (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated by reason of his death. A nonqualified option granted under this Article IV may be exercised by the Non-Employee Director's estate or by the person or persons who acquire the right to exercise such nonqualified option by bequest or inheritance; or

                (iii) At the expiration of a period of three years after the Non-Employee Director's directorship is terminated as a result of such person's resignation or removal from the Board of Directors because of disability (but in no event later than the Option Expiration Date); or

                (iv) At the expiration of a period of three months after the Non-Employee Director directorship is terminated (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated for any reason other than the reasons specified in Paragraphs 4(b)(2)(i) through 4(b)(2)(iii) of this Article.

          (c) Manner of Exercise. In order to exercise all or a portion of a nonqualified option granted under this Article IV, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares then being purchased, together with any required withholding tax. The payment of such exercise price and any required withholding tax shall either be in cash or through delivery to the Company of shares of Common Stock, or by any combination of cash or shares; provided that if any such shares of Common Stock so delivered were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery. The value of each share of Common Stock delivered shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading date immediately preceding the date the nonqualified option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal (or any successor publication thereto). If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. An option agreement may, in the discretion of the Committee, provide for other methods to pay for, or otherwise exercise, a nonqualified option. An option agreement also may, in the discretion of the Committee, provide for the withholding of Federal, state or local income tax upon exercise of a nonqualified option from any cash or stock remuneration (from the Plan or otherwise) then or thereafter payable by the Company to the Non-Employee Director.

          (d) Nonqualified Options Not Transferable. No nonqualified option granted under this Article IV shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the NonEmployee Director to whom any such nonqualified option is granted, such nonqualified option shall be exercisable only by such Non-Employee Director. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any nonqualified option granted under this Article IV, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the nonqualified option with respect to the shares involved in such attempt.

          (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares subject to this
     Article IV (including shares as to which all outstanding nonqualified options granted under this Article IV, or portions thereof then unexercised, shall be exercisable), to the end that after such event the shares subject to this Article IV of the Plan and each Non-Employee Director's proportionate interest shall be maintained as if such Non-Employee Director had exercised the option before the occurrence of such event. Such adjustment in an outstanding nonqualified option granted under this Article IV shall be made without change in the total price applicable to the nonqualified option or the unexercised portion of the nonqualified option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final, conclusive and binding upon all Non-Employee Directors, the Company, and all other interested persons.

          (f) Listing and Registration of Shares. Each nonqualified option granted under this Article IV shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such nonqualified option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such nonqualified option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

     5. AMENDMENT. The Committee may, with the consent of the person or persons entitled to exercise any outstanding nonqualified option granted under this
Article IV, amend such nonqualified option; provided, however, that any such amendment shall be subject to stockholder approval when required in Article I, Paragraph 4.

     6. OTHER PROVISIONS.

          (a) The person or persons entitled to exercise, or who have exercised, a nonqualified option granted under this Article IV shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such nonqualified option until he shall have become the beneficial owner of such shares.

          (b) No nonqualified option granted under this Article IV shall be construed as limiting any right which either the stockholders of the Company or the Board of Directors may have to remove at any time, with or without cause, any Non-Employee Director to whom such nonqualified option has been granted from the Board of Directors.

          (c) Notwithstanding any provision of the Plan or the terms of any nonqualified option granted under this Article IV, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body.

          (d) Notwithstanding any provision of the Plan, the Committee may not exercise any discretion with respect to this Article IV which would be inconsistent with the intent that (i) the Plan meet the requirements of Rule 16b-3 and (ii) any Non-Employee Director who is eligible to receive a grant or to whom a grant is made pursuant this Article IV will not for such reason cease to be a "disinterested person" within the meaning of such Rule 16b-3 with respect to the Plan and other stock related plans of the Company or any of its affiliates. Specifically, in the event of a Corporate Change, as defined in Article I, Paragraph 11, the Committee may, with respect to nonqualified options under this Article IV, only exercise the alternative in clause (2) of Article I, Paragraph 11, or such other alternatives specified in Article I, Paragraph 11 as would not, in the opinion of legal counsel of the Company, violate the limitations contained in the immediately preceding sentence. If any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify any Non-Employee Director from remaining a "disinterested person", that provision shall be deemed amended so that the Plan does so comply and the Plan participants remain disinterested, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

                                                                       EXHIBIT B

                   1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                                       OF
                         STONE & WEBSTER, INCORPORATED

     1. PURPOSE

     The purpose of the 1995 Stock Plan for Non-Employee Directors of Stone & Webster, Incorporated (the "Plan") is to promote the long-term growth and financial success of Stone & Webster, Incorporated (the "Company") by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its stockholders.

     2. DEFINITIONS

     The following capitalized terms used herein have the following meanings:

     "Annual Retainer" means the annual compensation paid to each Non-Employee Director in shares of Common Stock under the Plan calculated in accordance with
Section 6(a) hereof on the basis of a monetary amount not to exceed $8,000.

     "Board of Directors" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board of Directors or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of the Compensation Committee.

     "Common Stock" means the Company's Common Stock, $1.00 par value per share.

     "Director Meeting Fees" means fees earned by Non-Employee Directors by attendance at meetings of the Board of Directors and at meetings of any committee of the Board of Directors of which such Non-Employee Director is a member.

     "Fair Market Value" means, as of any date of the determination thereof, the per share price of the last sale of Common Stock on the trading date immediately preceding such date of determination, based on the composite transactions in the Common Stock as reported by The Wall Street Journal (or any successor publication thereto).

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Non-Employee Director" means a member of the Board of Directors who is not an officer or employee of the Company or any subsidiary thereof.

     3. TERM

     The Plan shall become effective as of the date the Plan is approved by the stockholders of the Company. Once effective, the Plan shall operate and shall remain in effect until terminated by action of the Board of Directors as provided in Section 9 hereof.

     4. PLAN OPERATION

     The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) promulgated under the 1934 Act and, accordingly, is intended to be self-governing and nondiscretionary. To the extent necessary to administer the Plan, the Committee shall have the power and authority to construe and interpret the provisions of the Plan. Decisions of the Committee shall be final and conclusive.

     5. PARTICIPATION

     All Non-Employee Directors shall be eligible to participate in the Plan.

     6. GRANTS

          (a) Annual Retainer Stock Grant. As soon as practicable, but no later than 30 days after July 1 of each calendar year beginning with 1996, (i) each person who is a Non-Employee Director at any such July 1 shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock having an aggregate Fair Market Value as of such July 1 equal to the amount calculated by multiplying $8,000 by a fraction, the numerator of which is the sum of (a) the number of whole months such person served as a Non-Employee Director prior to July 1 in such calendar year (with service by any such Non-Employee Director for at least 15 days in any month being considered service for a whole month), and
     (b) 6, and the denominator of which is 12, and (ii) each person who was a Non-Employee Director at any time during such calendar year prior to such July 1 (but was not a Non-Employee Director as of such July 1) shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock having an aggregate Fair Market Value as of such July 1 equal to the amount calculated by multiplying $8,000 by a fraction, the numerator of which is the number of whole months such person served as a Non-Employee Director prior to July 1 in such calendar year (with service by any such Non-Employee Director for at least 15 days in any month being considered service for a whole month), and the denominator of which is 12.

          A person who becomes a Non-Employee Director at any time after July 1 of any such calendar year shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock having an aggregate Fair Market Value as of such July 1 equal to the amount calculated by multiplying $8,000 by a fraction, the numerator of which is the number of whole months such person served as a Non-Employee Director after July 1 of such calendar year (with service by any such Non-Employee Director for at least 15 days in any month being considered service for a whole month), and the denominator of which is 12. Such shares shall be received by any such Non-Employee Director as soon as practicable, but no later than 30 days after the December 31 immediately following such July 1.

          With respect to 1995, each person who is a Non-Employee Director at July 1, 1995 shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock having an aggregate Fair Market Value as of such July 1 equal to $4,000. Such shares shall be received by any such Non-Employee Director as soon as practicable, but no later than 30 days after July 1, 1995.

          (b) Election to Receive Director Meeting Fees in Stock in Lieu of Cash. Except as set forth in the Plan, a Non-Employee Director may elect to receive all or a portion of Director Meeting Fees in the form of shares of Common Stock, with such shares of Common Stock being paid in arrears on a calendar quarter basis. The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter payable to a Non-Employee Director (or to any person who was a Non-Employee Director for a portion of such calendar quarter) who has elected to receive Director Meeting Fees in the form of shares (i) shall be in an amount having the aggregate Fair Market Value, as of the last day of any such calendar quarter, equal to the amount of Director Meeting Fees which have been earned in such quarter and which were elected to be paid in shares of Common Stock, and (ii) shall be received by the Non-Employee Director (or any person who was a Non-Employee Director for a portion of such calendar quarter) as soon as practicable, but no later than 30 days after the end of such calendar quarter.

          (c) Elections. All elections under Section 6(b) for the payment of all or a portion of Director Meeting Fees in the form of Common Stock (i) shall be made in writing, (ii) shall be delivered to the Secretary of the Company, (iii) shall be irrevocable for the calendar year next succeeding such election (or, in the case of any person who becomes a Non-Employee Director during a calendar year, for the remainder of such calendar year during which such Director Meeting Fees are to be paid to such Non-Employee Director in shares of Common Stock), and (iv) shall specify the portion (in 25% increments) of such Director Meeting Fees to be paid in shares of Common Stock. All such elections shall be made annually before December 31 of the year prior to the year in which Director Meeting Fees are to be earned (or, in the case of any person who becomes a Non-Employee Director during a calendar year, at least six months prior to the date any such Director Meeting Fees are to be paid to such Non-Employee Director in shares of Common Stock). Notwithstanding the foregoing, for the first calendar year of the Plan, each Non-Employee Director may elect, on or prior to July 1, 1995, to receive Director Meeting Fees for the remainder of such calendar year in shares of Common Stock.

     7. LIMITATIONS AND CONDITIONS

          (a) Total Number of Shares. The total number of shares of Common Stock that may be issued to Non-Employee Directors under the Plan is 100,000 shares. The shares of Common Stock deliverable under the Plan may be authorized and unissued shares or reacquired shares. The foregoing number may be increased or decreased by the events set forth in Section 8 below. No fractional shares shall be issued hereunder. In the event a Non-Employee Director is entitled to a fractional share, such share amount shall be rounded upward to the next whole share amount.

          (b) No Additional Rights. Nothing contained herein shall be deemed to create a right in any Non-Employee Director to remain a member of the Board of Directors, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan, except as set forth in the Plan.

     8. STOCK ADJUSTMENTS

     In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or any similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a), or
(ii) the class of shares that may be issued under the Plan.

     9. AMENDMENT AND TERMINATION

     This Plan may be amended, suspended or terminated by action of the Board of Directors; provided, however, that (a) the provisions of the Plan may not be amended more than once every six months, other than to comport with changes in the Code, or the rules thereunder, and (b) any amendment from and after the effective date of the Plan shall be approved by the stockholders of the Company if the amendment would:

             (i) materially increase the benefits accruing to participants under the Plan;

             (ii) materially increase the number of securities which may be issued under the Plan (except as provided in Section 8); or

             (iii) materially modify the requirements as to eligibility for participation in the Plan.

     10. NONASSIGNABILITY

     No right to receive any shares of Common Stock under the Plan shall be assignable or transferable by such Non-Employee Director other than by will or the laws of descent and distribution.

     11. RULE 16B-3 COMPLIANCE

     It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the 1934 Act and that Plan participants remain disinterested persons ("Disinterested Persons") for purposes of administering other employee benefits plans of the Company and having such other plans be exempt from Section 16(b) of the 1934 Act. Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining Disinterested Persons, that provision shall be deemed amended so that the Plan does so comply and the Plan participants remain disinterested, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

         IN KEEPING WITH OUR CONCERN FOR THE ENVIRONMENT,
         THIS PROXY STATEMENT IS PRINTED ON RECYCLED PAPER.
(LOGO)

                        STONE & WEBSTER, INCORPORATED

                             250 West 34th Street

                           New York, New York 10119


                                                                  March 23, 1995

To Participants in the Employee Investment Plan,
Employee Stock Ownership Plan, and
Payroll-based Employee Stock Ownership
Plan of Stone & Webster, Incorporated and
Participating Subsidiaries

                                 VOTING RIGHTS

     As a participant in the Employee Investment Plan, Employee Stock Ownership Plan, and Payroll-based Employee Stock Ownership Plan, you may instruct The Chase Manhattan Bank, N.A., Trustee under the Plans, to vote the shares of Stone & Webster, Incorporated standing to your credit under the Plans at the Annual Stockholders' Meeting of the Corporation to be held May 11, 1995.

     Enclosed for your information and use are:

          1. Combined Notice and Proxy Statement.

          2. A form of Voting Instructions to Trustee card.

          3. A postage-paid, pre-addressed envelope to return your card directly to the Trustee in care of its tabulator of Voting Instructions.

     To vote, please mark and sign the enclosed Voting Instructions card and return it to the Trustee in the enclosed envelope.

     Voting rights with respect to shares in the Employee Investment Plan Trust not exercised by participants will be exercised by the Trustee in accordance with the directions of the Committee under the Employee Investment Plan. With respect to shares in the Employee Stock Ownership Plan Trust, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares not voted by the participants and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Allocated shares in the Payroll-based Employee Stock Ownership Plan Trust are voted as the participants direct, and allocated shares not voted by participants will not be voted.

     A copy of the Corporation's 1994 Annual Report to Stockholders has been furnished to you.

     PLEASE NOTE: THE CORPORATION HAS ALWAYS HAD AND CONTINUES TO MAINTAIN A STRICT POLICY OF PERMANENT CONFIDENTIALITY REGARDING THE VOTING OF SHARES IN THESE THREE EMPLOYEE BENEFIT PLANS. NO EMPLOYEE OF THE STONE & WEBSTER ORGANIZATION HAS ACCESS TO THE VOTING INSTRUCTIONS OF ANY PLAN PARTICIPANT, WHICH ARE AVAILABLE ONLY TO THE TRUSTEE AND ITS INDEPENDENT VOTING INSTRUCTIONS TABULATOR. DISCLOSURE TO THE CORPORATION OR TO THIRD PARTIES IS NOT PERMITTED UNLESS REQUIRED BY LAW OR THE PARTICIPANT REQUESTS OR CONSENTS TO DISCLOSURE.

                                          Employee Benefits Committee
                                          Stone & Webster, Incorporated

                        STONE & WEBSTER, INCORPORATED

                             250 West 34th Street

                           New York, New York 10119


                                   A REMINDER

Dear Stockholder:

     Proxy material for the Annual Meeting of Stockholders was sent to you under date of March 23, 1995.

     Our proxy tabulator's records indicate that your proxy for this meeting, which will be held on Thursday, May 11, 1995, has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

     Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly.

                                  Sincerely,

                                        PETER F. DURNING
                                         Secretary

                 IF YOU HAVE ALREADY MAILED YOUR PROXY, PLEASE
                 ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Please mark your votes as this  /X/

This proxy will be voted FOR Items (1), (2), (3) and (4) and AGAINST Item
(5) unless a contrary choice is specified Bowne of New York


/ / FOR  / / WITHHOLD AUTHORITY

1. The election of Frank J. A. Cilluffo, J. Angus McKee and Meredith R. Spangler as Directors to serve until the 1998 Annual Meeting of Stockholders.

     You may withhold authority to vote for any nominee by writing his or her name on the line below:

     ---------------------------------------------------------------------------

FOR  / /  ABSTAIN  / /  AGAINST  / /


2. The ratification of the selection of Coopers & Lybrand L.L.P., independent accountants, as auditor for the year 1995.

3.   Approval of the 1995 Stock Option Plan.

4.   Approval of the 1995 Stock Plan for Non-Employee Directors.

5.   The Proposal of a stockholder as described in the Proxy Statement.

6.   Upon all such other matters as may properly come before said meeting.

/ /  Please check box if you plan to attend the Annual Meeting.

Signature(s)                                         Date                 , 1995
            ----------------------------------------      ----------------

NOTE: Please sign name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




                          STONE & WEBSTER, INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints BRUCE C. COLES, PETER F. DURNING and JAMES
N. WHITE, or any one of them, as attorneys, with full power of substitution, for and in the name of the undersigned, to vote, or withhold from voting, all shares of the undersigned in Stone & Webster, Incorporated at the Annual Meeting of its Stockholders to be held, in accordance with notice and proxy statement received, in Wilmington, Delaware, on May 11, 1995, and at any and all adjournments and postponements thereof:

                (continued and to be SIGNED on the Reverse Side)

Please mark your votes as this  /X/

These Voting Instructions will be voted FOR Items (1), (2), (3) and (4) and AGAINST Item (5) unless a contrary choice is specified

FOR  / /  WITHHOLD AUTHORITY  / /

1. The election of Frank J. A. Cilluffo, J. Angus McKee and Meredith R. Spangler as Directors to serve until the 1998 Annual Meeting of Stockholders.

     You may withhold authority to vote for any nominee by writing his or her name on the line below:

     ---------------------------------------------------------------------------


FOR  / /  AGAINST  / /  ABSTAIN  / /

2. The ratification of the selection of Coopers &Lybrand L.L.P., independent accountants, as auditor for the year 1995.

3.   Approval of the 1995 Stock Option Plan.

4.   Approval of the 1995 Stock Plan for Non-Employee Directors.

5.   The proposal of a stockholder as described in the Proxy Statement.

6.   Upon all such other matters as may properly come before said meeting.


/ /  Please check box if you plan to attend the Annual Meeting.

Signature                                            Date                 , 1995
         -------------------------------------------     -----------------



                 STONE & WEBSTER EMPLOYEE INVESTMENT PLAN TRUST
               STONE & WEBSTER EMPLOYEE STOCK OWNERSHIP PLAN TRUST
        STONE & WEBSTER PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                         VOTING INSTRUCTIONS TO TRUSTEE

   THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To the Trustee:

     In accordance with provisions of the Employee Investment Plan, the Employee Stock Ownership Plan, and the Payroll-based Employee Stock Ownership Plan of Stone &Webster, Incorporated and Participating Subsidiaries, I hereby instruct you, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Stone &Webster, Incorporated to be held, on May 11, 1995 and at any and all adjournments and postponements thereof, all shares in said Corporation standing to my credit in each of the trusts under the foregoing Plans in which I may be a participant and which I am entitled to vote at such meeting as follows:

                (continued and to be SIGNED on the Reverse Side)